Exhibit (a)(1)(A)
Offer to Purchase for Cash
By
High Templar Tech Limited
of
Up to 39,000,000 of its American Depositary Shares
At a Purchase Price not less than US$2.80
nor greater than US$3.20 per American Depositary Share
CUSIP: 747798106
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 5:00 P.M. NEW YORK CITY TIME, JUNE 24, 2026,
UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY
BE EXTENDED, THE “EXPIRATION DATE”).
High Templar Tech Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company,” “High Templar Tech,” “we,” “our” or “us”), invites our securityholders to tender up to 39 million American Depositary Shares (the “ADSs”) of the Company, each representing one Class A ordinary share, par value US$0.0001 per share (the “Class A Ordinary Shares”), for purchase by us at a price calculated as described herein that is not less than US$2.80 and not greater than US$3.20 per ADS to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in this Offer to Purchase (together with any amendments or supplements thereto, the “Offer to Purchase”), in the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”) and in other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Purchase and Letter of Transmittal, the “Offer”).
Upon the terms and subject to the conditions of the Offer, we will determine a single per ADS price (the “Purchase Price”) that we will pay for ADSs properly tendered and not properly withdrawn, taking into account the total number of ADSs tendered and the prices specified, or deemed specified, by tendering securityholders. The Purchase Price will be the lowest price per ADS (in increments of US$0.05) of not less than US$2.80 and not greater than US$3.20 that will enable us to purchase the number of ADSs sought in the Offer or, if a lesser number of ADSs is properly tendered, all ADSs that are properly tendered and not properly withdrawn. All ADSs acquired in the Offer will be acquired at the Purchase Price, including those ADSs tendered at a price lower than the Purchase Price. However, because of the “Odd Lot” priority, proration and conditional tender provisions described in this Offer to Purchase, fewer than all of the ADSs tendered at or below the Purchase Price may be purchased if more than the number of ADSs the Company seeks are properly tendered and not properly withdrawn. ADSs tendered but not purchased in the Offer will be returned to the tendering securityholders at the Company’s expense promptly after the Expiration Date. See Section 1 and Section 3.
In the event that more than 39 million ADSs are properly tendered in the Offer, we may exercise our right to increase the number of ADSs sought in the Offer by an amount not exceeding 2% of our outstanding ADSs without extending the Expiration Date. We also expressly reserve the right, in our sole discretion, to amend the Offer to purchase additional ADSs, subject to applicable law. See Section 1. The Offer is not conditioned on the receipt of financing or any minimum number of ADSs being tendered. The Offer is, however, subject to certain other conditions. See Section 7.
As of March 31, 2026, we had 91,792,332 Class A Ordinary Shares represented by ADSs and 63,491,172 Class B ordinary shares, par value US$0.0001 per share (the “Class B Ordinary Shares”) issued and outstanding, excluding (i) ordinary shares represented by ADSs repurchased by the Company which remain in issue and registered in the name of Deutsche Bank Trust Company Americas, the Company’s ADS depositary (the “ADS Depositary”), (ii) ordinary shares issuable upon the exercise of outstanding share options and (iii) ordinary shares reserved for future issuance under our share incentive plan. If the Offer is fully subscribed, it would represent approximately 42.5% of our outstanding ADSs. No Class B Ordinary Shares will be tendered or purchased in the Offer and Qufenqi (as defined herein) is the only shareholder of record of such shares.

THE OFFER IS NOT CONDITIONED ON THE RECEIPT OF FINANCING OR ANY MINIMUM NUMBER OF ADSS BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE SECTION 7.
The ADSs are listed and traded on the New York Stock Exchange (“NYSE”) under the symbol “HTT.” On May 22, 2026, the last full trading day prior to the commencement of the Offer, the last reported sale price of the ADSs on NYSE was US$2.44 per ADS. Securityholders are urged to obtain current market quotations for the ADSs before deciding whether and at what purchase price or purchase prices to tender their ADSs. See Section 8. There is currently no public market for our Class A Ordinary Shares.
OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE OFFER. HOWEVER, NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, DEUTSCHE BANK SECURITIES INC., THE DEALER MANAGER FOR THE OFFER (THE “DEALER MANAGER”), D.F. KING & CO., INC., THE INFORMATION AGENT FOR THE OFFER (THE “INFORMATION AGENT”) OR EQUINITI TRUST COMPANY, LLC, THE DEPOSITARY (THE “DEPOSITARY”) FOR THE OFFER, MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR ADSS OR AS TO THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH YOU MAY CHOOSE TO TENDER ADSS. NEITHER WE NOR ANY MEMBER OF OUR BOARD OF DIRECTORS, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION WITH RESPECT TO THE OFFER. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR ADSS AND, IF SO, HOW MANY ADSS TO TENDER AND THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH YOU WILL TENDER THEM. WE RECOMMEND THAT YOU CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS, AND READ CAREFULLY AND EVALUATE THE INFORMATION IN THIS OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING OUR REASONS FOR AND EFFECTS OF MAKING THE OFFER, BEFORE TAKING ANY ACTION WITH RESPECT TO THE OFFER. SEE SECTION 2.
THE OFFER HAS NOT BEEN APPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFER TO PURCHASE AND ANY RELATED DOCUMENTS, AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND MAY BE A CRIMINAL OFFENSE.
If you have questions or need assistance, you should contact the Information Agent or the Dealer Manager at their addresses and telephone numbers set forth on the back cover of this Offer to Purchase. If you require additional copies of this Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery or other related materials, you should contact the Information Agent.
The Dealer Manager for the Offer is:
Deutsche Bank Securities Inc.
Offer to Purchase dated May 26, 2026

IMPORTANT
If you want to tender all or any portion of your ADSs, you must do one of the following before the Offer expires at 5:00 P.M., New York City time, on June 24, 2026 (unless the Offer is extended):
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if your ADSs are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and request that the nominee tender your ADSs for you. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Offer. Accordingly, beneficial owners wishing to participate in the Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Offer;

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if you hold American Depositary Receipts (“ADRs”) evidencing your ownership of ADSs or hold ADSs in book-entry form as a registered holder, complete and sign a Letter of Transmittal according to its instructions and deliver it, together with any required signature guarantees, the ADRs evidencing your ADSs, if applicable, and any other documents required by the Letter of Transmittal, to Equiniti Trust Company, LLC, the Depositary for the Offer, at one of the addresses shown on the back cover of this Offer to Purchase;

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if you are an institution participating in The Depository Trust Company, which we call the “Book-Entry Transfer Facility” in this Offer to Purchase, tender your ADSs according to the procedures for book-entry transfer described in Section 3; or

If you wish to tender your ADSs, but (a) your ADRs evidencing the ADSs are not immediately available, or cannot be delivered to the Depositary by the Expiration Date, (b) you cannot comply with the procedure for book-entry transfer by the Expiration Date, or (c) your other required documents cannot be delivered to the Depositary by the Expiration Date, you can still tender your ADSs if you comply with the guaranteed delivery procedures described in Section 3.
If you are a holder of Class A Ordinary Shares, you may tender your Class A Ordinary Shares only if and to the extent that you first deposit such Class A Ordinary Shares with Deutsche Bank Trust Company Americas, the ADS Depositary, in exchange for ADSs. If you are a holder of Class B Ordinary Shares, you may tender your Class B Ordinary Shares only if and to the extent that you first convert your Class B Ordinary Shares into Class A Ordinary Shares on a share-for-share basis and then deposit such Class A Ordinary Shares with the ADS Depositary in exchange for ADSs. If you are a holder of vested stock options, you may exercise your vested options and receive Class A Ordinary Shares, subject to the terms of our 2016 Equity Incentive Plan (“Share Incentive Plan”) and the award agreement pursuant to which such options were granted. You may deposit such Class A Ordinary Shares with the ADS Depositary in exchange for ADSs, and tender any of the ADSs. You must exercise your options, and exchange your Class A Ordinary Shares, as applicable, sufficiently in advance of the Expiration Date to receive your ADSs in time to tender them. An exercise of an option cannot be revoked even if ADSs received upon the exercise thereof and tendered in the Offer are not purchased in the Offer for any reason.
We are not making the Offer to, and will not accept any tendered shares from, holders of ADSs in any jurisdiction or in any circumstances where it would be illegal to do so, provided that we will comply with the requirements of Rule 13e-4(f)(8) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, we may, at our discretion, take any actions necessary for us to make the Offer to holders of ADSs in any such jurisdiction. In any jurisdiction where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on our behalf by the Dealer Manager or one or more registered brokers or dealers, which are licensed under the laws of such jurisdiction.
You may contact the Information Agent, the Dealer Manager or your broker, dealer, commercial bank, trust company or other nominee for assistance. The contact information for the Information Agent and the Dealer Manager is set forth on the back cover of this Offer to Purchase.
OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE OFFER. HOWEVER, NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY HAS MADE ANY

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RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR ADSS OR AS TO THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH YOU MAY CHOOSE TO TENDER ADSS. NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR ADSS OR AS TO THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH YOU MAY CHOOSE TO TENDER ADSS. NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS OFFER TO PURCHASE OR IN THE LETTER OF TRANSMITTAL. YOU SHOULD NOT RELY ON ANY RECOMMENDATION, OR ANY SUCH REPRESENTATION OR INFORMATION, AS HAVING BEEN AUTHORIZED BY US, ANY MEMBER OF OUR BOARD OF DIRECTORS, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY.
THE STATEMENTS MADE IN THIS OFFER TO PURCHASE ARE MADE AS OF THE DATE ON THE COVER PAGE, AND THE STATEMENTS INCORPORATED BY REFERENCE ARE MADE AS OF THE DATE OF THE DOCUMENTS INCORPORATED BY REFERENCE. THE DELIVERY OF THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR INCORPORATED BY REFERENCE IS CORRECT AS OF A LATER DATE OR THAT THERE HAS NOT BEEN ANY CHANGE IN SUCH INFORMATION OR IN OUR AFFAIRS SINCE SUCH DATES.
The Dealer Manager is acting exclusively for the Company and no one else in connection with this Offer to Purchase and the Offer and will not regard any other person (whether or not a recipient of this Offer to Purchase) as its client in relation to this Offer to Purchase or the Offer and accordingly will not be responsible to anyone other than the Company for providing the protections afforded to its clients, or for providing advice in connection with the Offer, the contents of this Offer to Purchase or any other transaction, arrangement or other matter referred to in this Offer to Purchase as relevant. Neither the Dealer Manager nor any persons associated or affiliated with the Dealer Manager accepts any responsibility whatsoever or makes any warranty or representation, express or implied, in relation to the contents of this Offer to Purchase, including its accuracy, completeness or verification, or for any other statement made or purported to be made by or on behalf of it, the Company or the Company’s directors in connection with the Company and/or the Offer, and the Dealer Manager accordingly disclaims, to the fullest extent permitted by law, any and all liability whatsoever, whether arising in tort, contract or otherwise (save as referred to above) which it might otherwise be found to have in respect of this Offer to Purchase or any such statement.
Rule 13e-4(f) under the Exchange Act prohibits us from purchasing any ADSs other than in the Offer until at least ten business days after the Expiration Date. Accordingly, any additional purchases outside of the Offer may not be consummated until at least ten business days after the Expiration Date. After completing the Offer, we may consider various forms of share repurchases, including open market purchases, tender offers, privately negotiated transactions and/or accelerated share repurchases after taking into account our results of operations, financial position and capital requirements, general business conditions, legal, tax and regulatory constraints or restrictions and other factors we deem relevant.

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SUMMARY TERM SHEET
We are providing this summary term sheet for your convenience. The information contained in this Summary Term Sheet is a summary only and is not meant to be a substitute for the more detailed description and information contained in the remainder of this Offer to Purchase, the Letter of Transmittal, and the other related materials that constitute a part of the Offer. To understand the Offer fully and for a more complete description of the terms of the Offer, we urge you to read carefully this Offer to Purchase, the Letter of Transmittal and the other related materials that constitute part of the Offer in their entirety. We have included references to the sections of this Offer to Purchase where you will find a more complete description of the topics in this summary.
Who is offering to purchase my ADSs?
The issuer of the ADSs, High Templar Tech Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands, which we refer to as the “Company,” “High Templar Tech,” “we,” “our” or “us,” is offering to purchase the ADSs. See Section 1.
What is High Templar Tech offering to purchase?
We are offering to purchase up to 39 million ADSs. See Section 1.
In accordance with the rules of the SEC, if more than 39 million ADSs are tendered in the Offer, we may increase the number of ADSs accepted for payment in the Offer by no more than 2% of the outstanding ADSs without extending the Expiration Date. We also expressly reserve the right to purchase additional ADSs in the Offer, subject to applicable law. The Offer is not conditioned on the receipt of financing or any minimum number of ADSs being tendered. The Offer is, however, subject to certain other conditions. See Section 7.
What is the purpose of the Offer?
We believe that the repurchase of ADSs pursuant to the Offer will allow us to return value to our securityholders and is a prudent use of our financial resources and that a prompt deployment of our investable cash for this purpose is in the best interests of our securityholders. The Offer provides a mechanism for completing a sizeable repurchase of ADSs more rapidly than would be possible through open market repurchases.
The modified Dutch auction tender offer set forth in this Offer to Purchase provides our securityholders with the opportunity to tender all or a portion of their ADSs and thereby receive a return of some or all of their investment in the Company, if they so elect.
The Offer also provides our securityholders with an efficient way to sell their ADSs without incurring brokerage fees or commissions associated with open market sales; however, securityholders who hold ADSs through nominees are urged to consult their nominees to determine whether transaction costs may apply.
If we complete the Offer, securityholders who do not participate in the Offer will automatically increase their relative percentage ownership interest in the Company and its future operations at no additional cost to them. These securityholders will also bear the attendant risks and rewards associated with owning the equity securities of the Company. See Section 2.
How many ADSs will we purchase in the Offer?
Upon the terms and subject to the conditions of the Offer, we will purchase up to 39 million ADSs in the Offer or a lower amount depending on the number of ADSs properly tendered and not properly withdrawn pursuant to the Offer.
In accordance with the rules of the SEC, if more than 39 million ADSs are properly tendered in the Offer, we may increase the number of ADSs accepted for payment in the Offer by no more than 2% of the outstanding ADSs without extending the Offer. See Section 1. We also expressly reserve the right to purchase additional ADSs in the Offer, subject to applicable law. The Offer is not conditioned on the receipt of financing or any minimum number of ADSs being tendered. The Offer is, however, subject to certain other conditions. See Section 7.

What will be the purchase price for the ADSs and what will be the form of payment?
We are conducting the Offer through a procedure commonly called a “modified Dutch auction.” This procedure allows you to select the price (in increments of US$0.05), within a price range specified by us, at which you are willing to tender your ADSs. The price range for the Offer is US$2.80 to US$3.20 per ADS. We will select the single lowest purchase price (in increments of US$0.05) that will enable us to purchase the number of ADSs sought in the Offer or, if a lesser number of ADSs is properly tendered, all ADSs that are properly tendered and not properly withdrawn, subject to the “Odd Lot” priority, proration and conditional tender provisions described herein. All ADSs that we purchase will be purchased at the Purchase Price, even if you have selected a purchase price lower than the Purchase Price, but we will not purchase any ADSs tendered at a price above the Purchase Price.
If you wish to maximize the chance that we will purchase your ADSs, you should check the box in the section entitled “ADSs Tendered At Price Determined Under The Offer” in the section of the Letter of Transmittal captioned “Price (In Dollars) Per ADS At Which ADSs Are Being Tendered,” indicating that you will accept the Purchase Price (a “Purchase Price Tender”). If you agree to make a Purchase Price Tender, your ADSs will be deemed to be tendered at the minimum price of US$2.80 per ADS, which is the low end of the price range in the Offer. You should understand that this election may have the effect of lowering the Purchase Price and could result in your ADSs being purchased at the minimum price of US$2.80 per ADS (and result in you receiving a purchase price per ADS as low as US$2.80, the low end of the price range in the Offer, less any applicable withholding taxes and without interest), and this minimum price could be below the last reported sale price of the ADSs on the NYSE on the Expiration Date. Securityholders are urged to obtain current market quotations for the ADSs before deciding whether, and at what purchase price or purchase prices, to tender their ADSs. See Section 8.
If we purchase your ADSs in the Offer, on the terms and subject to the conditions of the Offer (including the “Odd Lot” priority, proration and conditional tender provisions), we will pay you the Purchase Price in cash, less any applicable withholding taxes and without interest, promptly after the Expiration Date. See Sections 1 and 5. Under no circumstances will we pay interest on the Purchase Price, even if there is a delay in making payment.
How will we pay for the ADSs?
If the Offer is fully subscribed and we purchase all 39 million ADSs, and if the Purchase Price is determined to be US$2.80 per ADS, we expect that the aggregate purchase price for the ADSs in the Offer will be approximately US$109.2 million. If the Offer is fully subscribed and we purchase all 39 million ADSs, and if the Purchase Price is determined to be US$3.20 per ADS, we expect that the aggregate purchase price for the ADSs in the Offer will be approximately US$124.8 million. We expect that our fees and expenses related to the Offer will be approximately US$3.0 million, exclusive of disbursement.
We intend to pay for the ADSs and fees and expenses applicable to the Offer with cash on hand, and, accordingly, no alternative financing plan is required. See Section 1.
How long do I have to tender my ADSs?
You may tender your ADSs until the Offer expires. The Offer will expire at 5:00 P.M., New York City time, on June 24, 2026, unless we extend or terminate the Offer. When used together with a specific time, the term Expiration Date refers to the date and time at which the Offer expires. See Section 1. We may choose to extend the Offer at any time and for any reason, subject to applicable laws. We cannot assure you, however, that we will extend the Offer or, if we extend it, for how long. See Section 1 and Section 14. Further, if you cannot deliver everything that is required in order to make a valid tender by the Expiration Date, you may be able to use a guaranteed delivery procedure as described in this Offer to Purchase. See Section 3.
Beneficial owners holding their ADSs through a broker, dealer, commercial bank, trust company or other nominee should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for you to instruct it to accept the Offer on your behalf. Accordingly, beneficial owners wishing to participate in the Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Offer. We urge you to contact the broker, dealer, commercial bank, trust company or other nominee that holds your ADSs to find out its deadline. See Section 3.
Can the Offer be extended, amended or terminated, and if so, under what circumstances?
Yes. We can extend or amend the Offer in our sole discretion at any time, subject to applicable laws. We may, however, decide not to extend the Expiration Date for the Offer. If we extend the Expiration Date for the Offer, we cannot indicate, at this time, the length of any extension that we may provide. In any event, if we extend the Expiration Date for the Offer, we will delay the acceptance of any ADSs that have been tendered, and any ADSs that have been previously tendered may be withdrawn up until the Expiration Date, as so extended. See Section 14. We can also amend or terminate the Offer under certain circumstances and subject to applicable law. See Section 7.
How will I be notified if you extend the Offer or amend the terms of the Offer?
If we extend the Offer, we will issue a press release not later than 9:00 a.m., New York City time, on the first business day after the previously scheduled Expiration Date. If we extend the Offer, you may withdraw your ADSs until the Expiration Date, as extended. We will announce any amendment to the Offer by making a public announcement of the amendment. In the event that the terms of the Offer are amended, we will file an amendment to the Schedule TO describing the amendment to the Offer. See Section 14.
Are there any conditions to the Offer?
Yes. Our obligation to accept for payment and pay for your tendered ADSs depends upon a number of conditions that must be satisfied in our reasonable judgment or waived on or prior to the Expiration Date, including:
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there has been any action threatened in writing, pending or taken, including any settlement, or any approval withheld, or any statute, rule, regulation, judgment, order or injunction invoked, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries, including any settlement, by any court, government or governmental, regulatory or administrative authority, agency or tribunal, domestic, foreign or supranational, that, in our reasonable judgment, seeks to or could directly or indirectly:

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make illegal, or delay or otherwise directly or indirectly restrain, prohibit or otherwise affect the consummation of the Offer, the acquisition of some or all of the ADSs pursuant to the Offer or otherwise relates in any manner to the Offer;

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make the acceptance for payment of, or payment for, some or all of the ADSs illegal or otherwise restrict or prohibit consummation of the Offer;

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delay or restrict our ability, or render us unable, to accept for payment or pay for some or all of the ADSs to be purchased pursuant to the Offer; or

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materially and adversely affect our or our subsidiaries’ or our affiliates’ business, condition (financial or otherwise), income, operations or prospects, taken as a whole, or otherwise materially impair our ability to purchase some or all of the ADSs pursuant to the Offer;

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there has occurred any of the following:

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any general suspension of trading in securities on any United States national securities exchange or in the over-the-counter market;

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the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or the People’s Republic of China (“PRC”), whether or not mandatory;

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a material change from May 25, 2026 in United States dollars, Hong Kong dollars, or Chinese Renminbi exchange rates or a suspension of or limitation on the markets therefor, which, in our reasonable judgment, has or could materially and adversely affect our or our subsidiaries’ or our affiliates’ business, condition (financial or otherwise), income, operations or prospects, taken as a whole, or otherwise materially impair our ability to purchase some or all of the ADSs pursuant to the Offer;

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the commencement or escalation of war, armed hostilities or other similar national or international calamity, including, but not limited to, any outbreak of a pandemic or contagious disease, an act of terrorism, directly or indirectly involving the United States, on or after May 26, 2026, which, in our reasonable judgment, has a material adverse effect on us or makes it inadvisable for us to proceed with the Offer;

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any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, could materially affect, the extension of credit by banks or other lending institutions in the United States or PRC; or

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a decrease of more than 10% in the closing market price of our ADSs measured from the close of trading on May 22, 2026, the last trading day before we commenced the Offer, to the close of trading on any other trading day during the Offer, up to and including the close of trading on the Expiration Date, or a decrease of more than 5% in the general level of market prices for equity securities in the United States or the New York Stock Exchange Index, the Dow Jones Industrial Average, the Nasdaq Global Market Composite Index or Standard & Poor’s Composite Index of 500 Industrial Companies, in each case, measured from the close of trading on May 22, 2026;

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we learn that:

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any entity, “group” (as that term is used in Section 13(d)(3) of the Exchange Act) or person has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs), whether through the acquisition of shares or ADSs, the formation of a group, the grant of any option or right, or otherwise (other than as and to the extent disclosed in a Schedule 13D or Schedule 13G filed with the SEC prior to May 26, 2026);

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any entity, group or person who has filed a Schedule 13D or Schedule 13G with the SEC prior to May 26, 2026, has acquired or proposes to acquire, whether through the acquisition of shares or ADSs, the formation of a group, the grant of any option or right, or otherwise (other than by virtue of the Offer made hereby), beneficial ownership of an additional 2% or more of the outstanding Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs);

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any person, entity or group has filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, reflecting an intent to acquire us or any of the ADSs, or has made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of our or their respective assets or securities;

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any change or changes have occurred in our or our subsidiaries’ or affiliates’ business, condition (financial or otherwise), properties, assets, income, operations or prospects that, in our reasonable judgment, has or could have a material adverse effect on us or any of our subsidiaries or affiliates or the benefits of the Offer to us;

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any approval, permit, authorization, favorable review or consent of any governmental entity or other authority or any third party consent or notice required to be obtained in connection with the Offer shall not have been obtained on terms satisfactory to us in our reasonable discretion; or

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the consummation of the Offer and the purchase of the ADSs may cause the ADSs to be delisted from NYSE or to be eligible for deregistration under the Exchange Act.

If any of the conditions in Section 7 are not satisfied, we may:
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terminate the Offer and return all tendered ADSs to the tendering securityholders;

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extend the Offer and, subject to withdrawal rights as set forth in Section 4, retain all of the ADSs until the expiration of the Offer as so extended;

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waive the condition or conditions and, subject to any requirement to extend the period of time during which the Offer is open, purchase all of the ADSs properly tendered and not properly withdrawn prior to the Expiration Date, subject to proration; or

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delay acceptance for payment or payment for ADSs, subject to applicable law, until satisfaction or waiver of the conditions to the Offer.

If we waive any of the conditions described above, we may be required to extend the Expiration Date.
For a more detailed discussion of these and other conditions to the Offer, please see Section 7.
How do I tender my ADSs?
If you want to tender all or part of your ADSs, you must do one of the following by the Expiration Date:
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if your ADSs are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and request that the nominee tender your ADSs for you. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Offer. Accordingly, beneficial owners wishing to participate in the Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Offer;

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if you hold book-entry ADSs registered in your own name or hold ADRs evidencing your ownership of ADSs, complete and sign a Letter of Transmittal according to its instructions, and deliver it, together with any required signature guarantees and any other documents required by the Letter of Transmittal, the ADRs evidencing your ADSs, if applicable, to Equiniti Trust Company, LLC, the depositary for the Offer (the “Depositary”), at the address appearing on the back cover page of this Offer to Purchase; or

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if you are an institution participating in The Depository Trust Company, which we call the “Book-Entry Transfer Facility” in this Offer to Purchase, tender your ADSs according to the procedure for book-entry transfer described in Section 3.

If you wish to tender your ADSs, but (a) your ADRs evidencing the ADSs are not immediately available, or cannot be delivered to the Depositary by the Expiration Date, (b) you cannot comply with the procedure for book-entry transfer by the Expiration Date, or (c) your other required documents cannot be delivered to the Depositary by the Expiration Date, you can still tender your ADSs if you comply with the guaranteed delivery procedures described in Section 3.
If you are a holder of Class A Ordinary Shares, you may tender your Class A Ordinary Shares only if and to the extent that you first deposit such Class A Ordinary Shares with Deutsche Bank Trust Company Americas, the ADS Depositary, in exchange for ADSs. If you are a holder of Class B Ordinary Shares, you may tender your Class B Ordinary Shares only if and to the extent that you first convert your Class B Ordinary Shares into Class A Ordinary Shares on a share-for-share basis and then deposit such Class A Ordinary Shares with the ADS Depositary in exchange for ADSs. If you are a holder of vested stock options, you may exercise your vested options and receive Class A Ordinary Shares, subject to the terms of our 2016 Equity Incentive Plan (“Share Incentive Plan”) and the award agreement pursuant to which such options were granted. You may deposit such Class A Ordinary Shares with the ADS Depositary in exchange for ADSs, and tender any of the ADSs. You must exercise your options, and exchange your Class A Ordinary Shares, as applicable, sufficiently in advance of the Expiration Date to receive your ADSs in time to tender them. An exercise of an option cannot be revoked even if ADSs received upon the exercise thereof and tendered in the Offer are not purchased in the Offer for any reason.
We are not making the Offer to, and will not accept any tendered ADS from, holders of ADSs in any jurisdiction or in any circumstances where it would be illegal to do so, provided that we will comply with the requirements of Rule 13e-4(f)(8) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, we may, at our discretion, take any actions necessary for us to make the Offer to holders of ADSs in any such jurisdiction. In any jurisdiction where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on our behalf by the Dealer Manager or one or more registered brokers or dealers, which are licensed under the laws of such jurisdiction.
You may contact the Information Agent, the Dealer Manager or your broker, dealer, commercial bank, trust company or other nominee for assistance. The contact information for the Information Agent and the Dealer Manager is set forth on the back cover of this Offer to Purchase. See Section 3 and the Instructions to the Letter of Transmittal.

How do holders of vested but unexercised options participate in the Offer?
Options to purchase Class A Ordinary Shares cannot be tendered in the Offer. If you hold vested but unexercised options, you may exercise your vested options and receive Class A Ordinary Shares, which you may deposit with the Depositary in exchange for ADSs, and tender any of the ADSs, subject to our Share Incentive Plan and the award agreement pursuant to which such options were granted. You should evaluate the information included in this Offer to Purchase carefully to determine if participation would be advantageous to you based on your option exercise prices and the expiration date of your options, the range of tender prices and the provisions for pro rata purchases described in Section 1 and other considerations you may consider to be relevant. We strongly encourage optionholders to discuss the Offer with their broker and/or financial or tax advisor.
If you elect to exercise vested options and tender ADSs issued pursuant to such exercise, you must complete the exercise of such vested options sufficiently in advance of the Expiration Date in order to allow yourself adequate time to validly tender the ADSs in the Offer. Exercises of options cannot be revoked even if some or all of the ADSs received upon the exercise thereof and tendered in the Offer are not purchased pursuant to the Offer for any reason. See Section 3.
Once I have tendered ADSs in the Offer, may I withdraw my tendered ADSs?
ADSs tendered pursuant to the Offer may be withdrawn at any time before the Expiration Date. If, following the Expiration Date, we have not accepted for payment the ADSs you have tendered to us by 11:59 P.M., New York City time, on July 22, 2026, the 40th business day from the commencement of the Offer, you may also withdraw your ADSs at any time thereafter. See Section 4.
How do I withdraw ADSs I previously tendered?
If you are a registered holder of ADSs, to properly withdraw your ADSs, you must deliver on a timely basis a written notice of your withdrawal to the Depositary at one of the addresses appearing on the back cover of this Offer to Purchase. Your notice of withdrawal must specify your name, the number of ADSs to be withdrawn and the name of the registered holder of the ADSs. Some additional requirements apply if your ADSs have been tendered under the procedure for book-entry transfer set forth in Section 3. If you hold ADSs through a broker, dealer, commercial bank, trust company or similar institution, you should consult that institution on the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal. See Section 4.
In what order will you purchase the tendered ADSs?
In the event that more than 39 million ADSs (or such greater number of ADSs as we may elect to purchase, subject to applicable law) are properly tendered at or below the Purchase Price and not properly withdrawn, we will accept ADSs for purchase in the following order of priority:
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first, we will purchase Odd Lots (as defined in Section 1) of fewer than 100 ADSs at the Purchase Price from securityholders who validly tender all of their ADSs at or below the Purchase Price (including ADSs tendered by Purchase Price Tender) and who do not validly withdraw them before the Expiration Date (tenders of less than all of the ADSs owned, beneficially or of record, by such Odd Lot Holder (as defined in Section 1) will not qualify for this preference);

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second, after purchasing all Odd Lots that were validly tendered at or below the Purchase Price (including ADSs tendered by Purchase Price Tender), subject to the conditional tender provisions described in Section 6 (whereby a holder may specify a minimum number of such holder’s ADSs that must be purchased if any such ADSs are purchased), we will purchase ADSs at the Purchase Price from all other securityholders who validly tender ADSs at or below the Purchase Price (including ADSs tendered by Purchase Price Tender) and who do not validly withdraw them before the Expiration Date (except for securityholders who tendered ADSs conditionally for which the condition was not satisfied), on a pro rata basis, with appropriate adjustments to avoid purchases of fractional ADSs, until we have acquired the number of ADSs that we have offered to purchase; and

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third, only if necessary to permit us to purchase the number of ADSs that we have offered to purchase, we will purchase ADSs at the Purchase Price from securityholders who have validly tendered ADSs at or below the Purchase Price (including ADSs tendered by Purchase Price Tender) conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, securityholders whose ADSs are conditionally tendered must have validly tendered all of their ADSs at or below the Purchase Price and not validly withdrawn them before the Expiration Date.

We may not purchase all of the ADSs that you tender if over 39 million ADSs are properly tendered (and not properly withdrawn), including because of “Odd Lot” priority, proration and conditional tender provisions in this Offer to Purchase. See Section 1 and Section 6.
Following the Offer, will you continue as a public company?
Yes. It is a condition of our obligation to purchase ADSs pursuant to the Offer that, as a result of the consummation of the Offer, there not be a reasonable likelihood that the ADSs will be delisted from the NYSE or will be eligible for deregistration under the Exchange Act. See Section 2 and Section 7.
What is High Templar Tech’s Board of Directors’ position on the Offer?
Our Board of Directors has authorized us to make the Offer. However, none of the Company, the members of our Board of Directors, the Dealer Manager, the Depositary or the Information Agent makes any recommendation to you as to whether you should tender or refrain from tendering your ADSs. We cannot predict how our ADSs will trade after the Expiration Date, and it is possible that our share price will trade above the Purchase Price after the Expiration Date. You must make your own decision as to whether to tender your ADSs and, if so, how many ADSs to tender. We recommend that you read carefully the information in this Offer to Purchase, the Letter of Transmittal and the other related materials that constitute part of the Offer, including our reasons for and effects of making the Offer, before taking any action with respect to the Offer. See Section 2. In addition, you should discuss whether to tender your ADSs with your broker or other financial or tax advisors.
Do High Templar Tech’s directors or executive officers intend to tender their shares in the Offer?
All of our directors and executive officers have advised us that they do not intend to tender any of their shares in the Offer (including shares they are deemed to beneficially own). As a result, the equity ownership of our directors and executive officers will proportionally increase as a percentage of our outstanding ordinary shares following the consummation of the Offer.
What will happen if I do not tender my ADSs?
Securityholders who decide not to tender their ADSs will own a greater percentage interest in the Company’s outstanding equity following the consummation of the Offer, assuming that at least some ADSs are purchased pursuant to the Offer. See Section 2.
When and how will you pay me for the ADSs I tender?
We will pay the Purchase Price to the seller, in cash, less applicable withholding taxes, and without interest, for the ADSs we purchase promptly after the Expiration Date. We do not expect to announce the final results of any proration and to begin paying for tendered ADSs until after the Expiration Date and guaranteed delivery period. We will pay for the ADSs accepted for purchase by depositing the aggregate purchase price with the Depositary as promptly as practicable after the Expiration Date. The Depositary will act as your agent and will transmit to you the payment for all of your ADSs accepted for payment. See Section 1 and Section 5.
We expressly reserve the right, in our sole discretion, not to accept for payment and not to pay for any ADSs not previously accepted for payment or paid for, subject to applicable law, to postpone payment for ADSs or terminate the Offer upon the occurrence of any of the conditions specified in Section 7 by giving oral or written notice of the termination or postponement to the Depositary and making a public announcement of the termination or postponement. Our reservation of the right to delay payment for ADSs that we have accepted for payment is limited by Exchange Act Rule 13e-4(f)(5), which requires that we must pay the consideration offered or return the ADSs tendered promptly after termination or withdrawal of the Offer.
If I am a holder of Class A Ordinary Shares, Class B Ordinary Shares, or vested stock options, how do I participate in the Offer?
If you are a holder of Class A Ordinary Shares, you may tender your Class A Ordinary Shares only if and to the extent that you first deposit such Class A Ordinary Shares with Deutsche Bank Trust Company Americas, the ADS Depositary, in exchange for ADSs. If you are a holder of Class B Ordinary Shares, you may tender your Class B Ordinary Shares only if and to the extent that you first convert your Class B Ordinary Shares into Class A Ordinary Shares on a share-for-share basis and then deposit such Class A Ordinary Shares with the ADS Depositary in exchange for ADSs. If you are a holder of vested stock options, you may exercise your vested options and receive Class A Ordinary Shares, which you may deposit with the ADS Depositary in exchange for ADSs. You must exercise your options, and exchange your Class A Ordinary Shares, as applicable, sufficiently in advance of the Expiration Date to receive your ADSs in time to tender them. An exercise of an option cannot be revoked even if ADSs received upon the exercise thereof and tendered in the Offer are not purchased in the Offer for any reason. See Section 3.
What is the recent market price of my ADSs?
On May 22, 2026, one trading day before the commencement of the Offer, the last reported sale price of the ADSs on NYSE was US$2.44 per ADS. You are urged to obtain current market quotations for the ADSs before deciding whether and at what purchase price or purchase prices to tender your ADSs. See Section 8.
Will I have to pay brokerage commissions if I tender my ADSs?
If you are a registered securityholder and you tender your ADSs directly to the Depositary, you will not incur any brokerage commissions. If you hold ADSs through a broker, dealer, commercial bank, trust company or other nominee, we urge you to consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any transaction costs are applicable. See the Introduction and Section 3.
Will I have to pay stock transfer tax if I tender my ADSs?
If you instruct the Depositary in the Letter of Transmittal to make the payment for the ADSs to the registered holder, you will not incur any stock transfer tax. If you give special instructions to the Depositary in connection with your tender of ADSs, then stock transfer taxes may apply. See Section 5.
Are there any governmental or regulatory approvals, consents or filings to be made or obtained in connection with the Offer?
We are not aware of the applicability of any antitrust laws or any approval or other action by any governmental, administrative or regulatory authority or agency, domestic, foreign or supranational, that would be required for our acquisition or ownership of ADSs as contemplated by the Offer. Should any such approval or other action or notice filings be required, we presently contemplate that we will seek that approval or other action and make or cause to be made such notice filings. We cannot predict whether we will be required to delay the acceptance for payment of or payment for ADSs tendered in the Offer pending the outcome of any such approval or other action. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. Our obligations under the Offer to accept for payment and pay for ADSs are subject to the satisfaction of certain conditions. See Sections 7 and 12.
What are the U.S. federal income tax consequences if I tender my ADSs?
Generally, if you are a U.S. Holder (as defined in Section 13), your receipt of cash from us in exchange for the ADSs you tender will be a taxable transaction for U.S. federal income tax purposes. The cash you receive for your tendered ADSs generally will be treated for U.S. federal income tax purposes either as consideration received in respect of a sale or exchange of the ADSs purchased by us or as a distribution from us in respect of ADSs. U.S. Holders could be subject to adverse tax consequences upon the disposition of ADSs as a result of our “passive foreign investment company” (“PFIC”) status. Please see Section 13 for a more detailed discussion on the tax treatment of the Offer to U.S. Holders, including the consequences to U.S. Holders as a result of our PFIC status. All securityholders are urged to consult their tax advisors regarding the U.S. federal income tax consequences of participating in the Offer.
We urge you to consult your own tax advisor as to the particular tax consequences to you of the Offer.
Who should I contact with questions about the Offer?
The Information Agent can help answer your questions. The Information Agent is D.F. King & Co., Inc.. Their contact information is set forth below.
The Information Agent for the Offer is:
D.F. King & Co., Inc.
28 Liberty Street, 53rd Floor
New York, NY 10005
Call toll free: (888) 644-5854
Toll: (646) 989-1649
Email: htt@dfking.com
The Dealer Manager for the Offer is:
Deutsche Bank Securities Inc.
1 Columbus Circle
New York, New York 10019
Attention: Equity Capital Markets Syndicate Desk
(212) 250-5600

FORWARD-LOOKING STATEMENTS
This Offer to Purchase and the documents that we have referred to in this Offer to Purchase contain statements of a forward-looking nature. All statements other than statements of historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. These forward-looking statements relate to, among others:
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the Company’s goal and strategies;

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the Company’s expansion plans;

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the Company’s future business development, financial condition and results of operations;

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the Company’s expectations regarding demand for, and market acceptance of, the Company’s products and services;

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the Company’s expectations regarding keeping and strengthening its relationships with customers, business partners and other parties the Company collaborates with; and

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general economic and business conditions.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect the Company’s financial condition, results of operations, business strategy and financial needs.
You should read these statements in conjunction with the risks disclosed in “Item 3.D. Key Information-Risk Factors” of our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 and other risks outlined in our other filings with the SEC. Moreover, the Company operates in an emerging and evolving environment. New risks may emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the impact of such risks on the Company’s business or the extent to which any risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statements. The forward-looking statements made in this Offer to Purchase relate only to events or information as of the date on which the statements are made in this Offer to Purchase. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this Offer to Purchase and the documents that we have referred to in this Offer to Purchase, completely and with the understanding that the Company’s actual future results may be materially different from what we expect.

INTRODUCTION
To the holders of the American Depositary Shares of High Templar Tech Limited:
We invite our securityholders to tender up to 39 million American Depositary Shares (the “ADSs”) of the Company, each representing one Class A ordinary share, par value US$0.0001 per share, for purchase by us at a price calculated as described herein that is not less than US$2.80 nor greater than US$3.20 per ADS, to the seller in cash, less any applicable withholding taxes, and without interest, upon the terms and subject to the conditions described in this Offer to Purchase (together with any amendments or supplements thereto, the “Offer to Purchase”), in the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”) and in other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Purchase and Letter of Transmittal, the “Offer”).
Upon the terms and subject to the conditions of the Offer, we will determine a single per ADS price (the “Purchase Price”) that we will pay for ADSs properly tendered and not properly withdrawn, taking into account the total number of ADSs tendered and the prices specified, or deemed specified, by tendering securityholders. The Purchase Price will be the lowest price per ADS (in increments of US$0.05) of not less than US$2.80 and not greater than US$3.20 that will enable us to purchase the number of ADSs sought in the Offer or, if a lesser number of ADSs is properly tendered, all ADSs that are properly tendered and not properly withdrawn. All ADSs acquired in the Offer will be acquired at the Purchase Price, including those ADSs tendered at a price lower than the Purchase Price. However, because of the “Odd Lot” priority, proration and conditional tender provisions described in this Offer to Purchase, fewer than all of the ADSs tendered at or below the Purchase Price may be purchased if more than the number of ADSs the Company seeks are properly tendered and not properly withdrawn. ADSs tendered but not purchased in the Offer will be returned to the tendering securityholders at the Company’s expense promptly after the Expiration Date. See Section 1.
We expressly reserve the right, in our sole discretion, to change the Purchase Price and to increase or decrease the number of ADSs sought in the Offer, subject to applicable law. See Section 1.
If you are a holder of Class A Ordinary Shares, you may tender your Class A Ordinary Shares only if and to the extent that you first deposit such Class A Ordinary Shares with Deutsche Bank Trust Company Americas, the Company’s ADS depositary (the “ADS Depositary”), in exchange for ADSs. If you are a holder of Class B Ordinary Shares, you may tender your Class B Ordinary Shares only if and to the extent that you first convert your Class B Ordinary Shares into Class A Ordinary Shares on a share-for-share basis and then deposit such Class A Ordinary Shares with Deutsche Bank Trust Company Americas in exchange for ADSs. If you are a holder of vested options, you may exercise your vested options and receive Class A Ordinary Shares, subject to the terms of our Share Incentive Plan and the award agreement pursuant to which such options were granted, which you may deposit with the ADS Depositary in exchange for ADSs, and tender any of the ADSs. You must exercise your options, and exchange your Class A Ordinary Shares, as applicable, sufficiently in advance of the Expiration Date to receive your ADSs in order to tender them in the Offer. An exercise of an option cannot be revoked, even if ADSs received upon the exercise thereof are tendered in the Offer but are not purchased in the Offer for any reason.
THE OFFER IS NOT CONDITIONED ON THE RECEIPT OF FINANCING OR ANY MINIMUM NUMBER OF ADSS BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO A NUMBER OF OTHER TERMS AND CONDITIONS. SEE SECTION 7.
OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE OFFER. HOWEVER, NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, DEUTSCHE BANK SECURITIES INC., THE DEALER MANAGER FOR THE OFFER (THE “DEALER MANAGER”), D.F. KING & CO., INC., THE INFORMATION AGENT FOR THE OFFER (THE “INFORMATION AGENT”) OR EQUINITI TRUST COMPANY, LLC, THE DEPOSITARY FOR THE OFFER (THE “DEPOSITARY”), MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR ADSS OR AS TO THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH YOU MAY CHOOSE TO TENDER ADSS. NEITHER WE NOR ANY MEMBER OF OUR BOARD OF DIRECTORS, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION WITH RESPECT TO THE OFFER. YOU MUST MAKE YOUR OWN

DECISION AS TO WHETHER TO TENDER YOUR ADSS AND, IF SO, HOW MANY ADSS TO TENDER AND THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH YOU WILL TENDER THEM. WE RECOMMEND THAT YOU CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS, AND READ CAREFULLY AND EVALUATE THE INFORMATION IN THIS OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING OUR REASONS FOR AND EFFECTS OF MAKING THE OFFER, BEFORE TAKING ANY ACTION WITH RESPECT TO THE OFFER. SEE SECTION 2.
All of our directors and executive officers have advised us that they do not intend to tender any of their shares in the Offer (including shares they are deemed to beneficially own). As a result, the consummation of the Offer will increase the proportional holdings of our directors and executive officers. Our directors, executive officers and affiliates may, subject to applicable law and applicable policies of the Company, sell their shares from time to time in open-market and/or other transactions at prices that may be more or less favorable than the Purchase Price to be paid to our securityholders pursuant to the Offer.
We will pay reasonable out-of-pocket fees and expenses incurred in connection with the Offer by the Dealer Manager, the Information Agent and the Depositary. See Section 15.
As of March 31, 2026, there were 91,792,332 Class A Ordinary Shares represented by ADSs and 63,491,172 Class B Ordinary Shares, par value US$0.0001 per share, issued and outstanding, excluding (i) ordinary shares represented by the ADSs repurchased by the Company which remain in issue and registered in the name of the ADS Depositary, (ii) ordinary shares issuable upon the exercise of outstanding share options and (iii) ordinary shares reserved for future issuance under our share incentive plan. The 39 million ADSs that we are offering to purchase hereunder represent approximately 42.5% of the total number of our outstanding ADSs. No Class B Ordinary Shares will be tendered or purchased in the Offer and Qufenqi (as defined herein) is the only shareholder of record of such shares. The actual number of ADSs outstanding immediately following completion of the Offer will depend on the number of ADSs tendered and purchased in the Offer. As of March 31, 2026, an aggregate of 29,789,412 Class A Ordinary Shares remained available for future awards under our Share Incentive Plan, and 4,780,074 Class A Ordinary Shares were subject to currently outstanding options.
The ADSs are listed and traded on the New York Stock Exchange (“NYSE”) under the symbol “HTT.” On May 22, 2026, one trading day prior to the commencement of the Offer, the last reported sale price of the ADSs was US$2.44 per ADS. Securityholders are urged to obtain current market quotations for the ADSs before deciding whether to tender their ADSs. See Section 8 and Section 10.
We are not making the Offer to, and will not accept any tendered ADSs from, holders of ADSs in any jurisdiction or in any circumstances where it would be illegal to do so, provided that we will comply with the requirements of Rule 13e-4(f)(8) promulgated under the Exchange Act. However, we may, at our discretion, take any actions necessary for us to make the Offer to holders of ADSs in any such jurisdiction. In any jurisdiction where the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on our behalf by the Dealer Manager or one or more registered brokers or dealers, which are licensed under the laws of such jurisdiction.
Our principal executive offices are located at No. 101, Meishe Road, Meilin Street, Tongan District, Xiamen, Fujian Province, the People’s Republic of China and our phone number is +(86) 592-317-2318.
References in this Offer to Purchase to “dollars” and “US$” are to the lawful currency of the United States of America, unless otherwise indicated or the context suggests otherwise.

THE OFFER
1.
Number of ADSs; Purchase Price; Proration.

Upon the terms and subject to the conditions of the Offer, we are offering to purchase 39 million ADSs, or such lesser number of ADSs as are properly tendered and not properly withdrawn in accordance with Section 4 at or before the Expiration Date, at a price not greater than US$3.20 and not less than US$2.80 per ADS, to the seller in cash, less any applicable withholding taxes and without interest. The Purchase Price will be the lowest price per ADS (in increments of US$0.05) of not less than US$2.80 and not greater than US$3.20 that will enable us to purchase the number of ADSs sought in the Offer or, if a lesser number of ADSs is properly tendered, all ADSs that are properly tendered and not properly withdrawn. All ADSs acquired in the Offer will be acquired at the Purchase Price, including those ADSs tendered at a price lower than the Purchase Price. Upon the terms and subject to the conditions of the Offer, in the event that not more than 39 million ADSs (or such greater number of ADSs as we may elect to purchase, subject to applicable law) are properly tendered at or below the Purchase Price and not properly withdrawn, we will buy all ADSs properly tendered and not properly withdrawn. ADSs not purchased in the Offer, including ADSs tendered at prices in excess of the Purchase Price and ADSs not purchased because of “Odd Lot” priority, proration or conditional tender provisions, will be returned to the tendering securityholders promptly after the Expiration Date. See Section 3.
The term “Expiration Date” means 5:00 P.M., New York City time, on June 24, 2026, unless and until we, in our sole discretion, shall have extended the period of time during which the Offer will remain open, in which event the term “Expiration Date” shall refer to the latest time and date at which the Offer, as so extended by us, shall expire or unless we terminate the Offer. When used together with a specific date and time, the term Expiration Date refers to the date and time on which the Offer expires. See Section 14 for a description of our right to extend, delay, terminate or amend the Offer.
In accordance with Instruction 5 of the Letter of Transmittal, securityholders desiring to tender ADSs must either (i) specify that they are willing to sell their ADSs to us at the Purchase Price (which could result in the tendering securityholder receiving a purchase price per ADS as low as US$2.80, the low end of the price range in the Offer, less any applicable withholding taxes and without interest) or (ii) specify the purchase price or purchase prices, not greater than US$3.20 nor less than US$2.80 per ADS, at which they are willing to sell their ADSs to us pursuant to the Offer. In the event that a securityholder specifies such a purchase price or purchase prices that exceeds the Purchase Price, the Company will not purchase the ADSs of such securityholder. Purchase prices may be specified in multiples of US$0.05. Promptly following the Expiration Date, we will determine the Purchase Price that we will pay for ADSs properly tendered and not properly withdrawn, taking into account the number of ADSs tendered and the purchase prices specified, or deemed specified, by tendering securityholders. The Purchase Price will be a single per ADS price, equal to the lowest single purchase price, not greater than US$3.20 nor less than US$2.80 per ADS, that will enable us to purchase the number of ADSs sought in the Offer, or, if a lesser number of ADSs is properly tendered, all ADSs that are properly tendered and not properly withdrawn.
We will pay the Purchase Price, in cash, for all ADSs purchased in the Offer, less any applicable withholding taxes and without interest, promptly after the Expiration Date. We will not purchase any ADSs at a price in excess of the Purchase Price.
If you specify that you are willing to sell your ADSs to us at the Purchase Price, your ADSs will be deemed to be tendered at US$2.80 per ADS, which is the low end of the price range in the Offer, for purposes of determining the Purchase Price (a “Purchase Price Tender”). You should understand that this election may effectively lower the Purchase Price and could result in your ADSs being purchased at US$2.80 per ADS (and result in you receiving a purchase price per ADS as low as US$2.80, the low end of the price range in the Offer, less any applicable withholding taxes and without interest), a price that could be below the last reported sale price of the ADSs on NYSE on the Expiration Date. Accordingly, an election to accept the Purchase Price determined in the Offer may lower the final Purchase Price to a price below such closing price and could be below the reported closing price on the Expiration Date.

Securityholders are urged to obtain current market quotations for the ADSs before deciding whether and at what purchase price or purchase prices to tender their ADSs.
We will announce the Purchase Price by press release as promptly as practicable after it has been determined. Such press release will also be filed as an exhibit to an amendment to our Schedule TO that we have filed with the SEC relating to the Offer. We will announce the preliminary results, including the preliminary Purchase Price and any preliminary proration percentage, as promptly as practical following the Expiration Date. We do not expect, however, to announce the final results of any proration or the final Purchase Price or to begin paying for tendered ADSs until at least three business days after the Expiration Date.
We will only purchase ADSs properly tendered at prices at or below the Purchase Price and not properly withdrawn. We may not purchase all of the ADSs tendered if over 39 million ADSs are properly tendered (and not properly withdrawn), including because of “Odd Lot” priority, proration and conditional tender provisions described in this Offer to Purchase. We will return all ADSs tendered and not purchased pursuant to the Offer, including ADSs tendered at prices in excess of the Purchase Price and ADSs not purchased because of proration or “Odd Lot” and conditional priority tenders, to the tendering securityholder at our expense promptly following the Expiration Date and the guaranteed delivery period.
By following the instructions to the Letter of Transmittal, securityholders can specify different purchase prices for specified portions of their ADSs, but a separate Letter of Transmittal must be submitted for ADSs tendered at each price. Securityholders can also specify the order in which the specified portions will be purchased in the event that, as a result of proration or otherwise, some but not all of the tendered ADSs are purchased pursuant to the Offer. In the event a securityholder does not designate such order and fewer than all ADSs are purchased due to proration, the Depositary will select the order of ADSs purchased.
We expressly reserve the right, in our sole discretion, to change the per ADS purchase price range and to increase or decrease the number of ADSs sought in the Offer, subject to applicable law. In accordance with the rules of the SEC, if more than 39 million ADSs are tendered in the Offer, we may increase the number of ADSs accepted for payment in the Offer by no more than 2% of the outstanding ADSs without extending the Expiration Date. However, if we purchase an additional number of ADSs in excess of 2% of the outstanding ADSs, decrease the number of ADSs we may purchase in the Offer or change the range of purchase prices at which securityholders may tender their ADSs, we will amend and extend the Offer to the extent required by applicable law. See Section 14.
In the event of an over-subscription of the Offer as described below, ADSs tendered at or below the Purchase Price prior to the Expiration Date will be subject to proration, except for Odd Lots as described below. The withdrawal rights also expire on the Expiration Date.
THE OFFER IS NOT CONDITIONED ON THE RECEIPT OF FINANCING OR ANY MINIMUM NUMBER OF ADSS BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE SECTION 7.
Priority of Purchases
In the event that more than 39 million ADSs (or such greater number of ADSs as we may elect to purchase, subject to applicable law) are properly tendered at or below the Purchase Price and not properly withdrawn, we will accept ADSs for purchase in the following order of priority:
•
first, we will purchase Odd Lots (as defined below) of fewer than 100 ADSs at the Purchase Price from securityholders who validly tender all of their ADSs at or below the Purchase Price (including ADSs tendered by Purchase Price Tender) and who do not validly withdraw them before the Expiration Date (tenders of less than all of the ADSs owned, beneficially or of record, by such Odd Lot Holder (as defined below) will not qualify for this preference);

•
second, after purchasing all Odd Lots that were properly tendered at or below the Purchase Price (including ADSs tendered by Purchase Price Tender), subject to the conditional tender provisions described in Section 6 (whereby a holder may specify a minimum number of such holder’s ADSs that must be purchased if any such ADSs are purchased), we will purchase ADSs at the Purchase Price from all other securityholders who validly tender ADSs at or below the Purchase Price (including ADSs tendered by Purchase Price Tender) and who do not validly withdraw them before the Expiration Date (except for securityholders who tendered ADSs conditionally for which the condition was not satisfied), on a pro rata basis, with appropriate adjustments to avoid purchases of fractional ADSs, until we have acquired the number of ADSs that we have offered to purchase; and
•
third, only if necessary to permit us to purchase the number of ADSs that we have offered to purchase, we will purchase ADSs at the Purchase Price from securityholders who have validly tendered ADSs at or below the Purchase Price (including ADSs tendered by Purchase Price Tender) conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, securityholders whose ADSs are conditionally tendered must have validly tendered all of their ADSs at or below the Purchase Price and not validly withdrawn them before the Expiration Date.

As a result of the foregoing priorities applicable to the purchase of ADSs tendered, it is possible that fewer than all ADSs tendered by a securityholder will be purchased or that, if a tender is conditioned upon the purchase of a specified number of ADSs, none of those ADSs will be purchased even though those ADSs were properly tendered.
As we noted above, we may elect to purchase more than 39 million ADSs in the Offer, subject to applicable law. If we do so, the preceding provisions will apply to the greater number of ADSs.
Odd Lots
The term “Odd Lots” means all ADSs tendered by any person (such person, an “Odd Lot Holder”) who owned, beneficially or of record, an aggregate of fewer than 100 ADSs and certifies such fact in the appropriate place on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery. This preference is not available to partial tenders or beneficial or record holders of 100 or more ADSs, even if such holders have separate accounts or certificates representing fewer than 100 ADSs. Odd Lots will be accepted for payment at the same time as other tendered ADSs.
Proration
If proration of tendered ADSs is required, we will determine the final proration factor as promptly as practicable following the Expiration Date. Subject to adjustment to avoid the purchase of fractional ADSs (with respect to which we will round down to the nearest ADS to avoid the purchase of a fractional ADS) and subject to the provisions governing conditional tenders described in Section 6, proration for each securityholder tendering ADSs, other than Odd Lot Holders, will be based on the ratio of the number of ADSs validly tendered and not validly withdrawn by the securityholder to the total number of ADSs validly tendered and not validly withdrawn by all securityholders, other than Odd Lot Holders, at or below the Purchase Price. Because of the difficulty in determining the number of ADSs validly tendered and not validly withdrawn, and because of the Odd Lot procedure described above and the conditional tender procedure described in Section 6, we expect that we will not be able to announce the final proration factor or commence payment for any ADSs purchased pursuant to the Offer until at least three business days after the Expiration Date. The preliminary results of any proration will be announced by press release on the business day following the Expiration Date. After the Expiration Date, securityholders may obtain preliminary proration information from the Information Agent and also may be able to obtain the information from their brokers.
As described in Section 13, the number of ADSs that we will purchase from a securityholder pursuant to the Offer may affect the U.S. federal income tax consequences to the securityholder of the purchase and, therefore, may be relevant to a securityholder’s decision whether to tender ADSs. The Letter of Transmittal affords each securityholder who tenders ADSs registered in such securityholder’s name directly to the Depositary the opportunity to designate the order of priority in which ADSs tendered are to be purchased in the event of proration as well as the ability to condition such tender on a minimum number of ADSs being purchased.
This Offer to Purchase and the Letter of Transmittal will be mailed to record holders of the ADSs and will be furnished to brokers, dealers, commercial banks, trust companies and other nominees and similar persons whose names, or whose nominees’ names, appear on our securityholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of ADSs.
2.
Purpose of the Offer; Certain Effects of the Offer; Plans and Proposals.

Purpose of the Offer.
We believe that the repurchase of ADSs pursuant to the Offer will allow us to return value to our securityholders and is a prudent use of our financial resources and that a prompt deployment of our investable cash resources for this purpose is in the best interests of our securityholders. The Offer provides a mechanism for completing a sizeable repurchase of ADSs more rapidly than would be possible through open market repurchases. The modified Dutch auction tender offer set forth in this Offer to Purchase provides our securityholders with the opportunity to tender all or a portion of their ADSs and thereby receive a return of some or all of their investment in the Company, if they so elect. The Offer also provides our securityholders who are the registered owners of their ADSs with an efficient way to sell their ADSs without incurring brokerage fees or commissions associated with open market sales. Where ADSs are tendered by the registered owner of those ADSs directly to the Depositary, the sale of those ADSs in the Offer will permit the tendering securityholder to avoid the usual transaction costs associated with open market transactions.
However, securityholders who hold ADSs through nominees are urged to consult their nominees to determine whether transaction costs may apply. In addition, Odd Lot Holders who hold ADSs registered in their names and tender their ADSs directly to the Depositary, and whose ADSs are purchased in the Offer, will avoid any applicable Odd Lot discounts that might be payable on sales of their ADSs in transactions on NYSE.
Certain Effects of the Offer.
As of March 31, 2026, we had 91,792,332 Class A Ordinary Shares represented by ADSs and 63,491,172 Class B Ordinary Shares issued and outstanding, excluding (i) ordinary shares represented by ADSs repurchased by the Company which remain in issue and registered in the name of the ADS Depositary, (ii) ordinary shares issuable upon the exercise of outstanding share options and (iii) ordinary shares reserved for future issuance under our share incentive plan. If the Offer is fully subscribed, it would represent approximately 42.5% of our outstanding ADSs. No Class B Ordinary Shares will be tendered or purchased in the Offer and Qufenqi (as defined herein) is the only shareholder of record of such shares. The actual number of ADSs outstanding immediately following completion of the Offer will depend on the number of ADSs tendered and purchased in the Offer.
Assuming that at least some ADSs are purchased pursuant to the Offer, securityholders who do not participate in the Offer will automatically increase their relative percentage ownership interest in the Company and its future operations at no additional cost to them. These securityholders will also bear the attendant risks and rewards associated with owning the equity securities of the Company. Securityholders may be able to sell non-tendered ADSs in the future on NYSE or otherwise at a net price significantly higher or lower than the Purchase Price. We can give no assurance as to the price at which a securityholder may be able to sell his or her ADSs in the future.
There will be a sufficient number of ADSs outstanding and publicly traded following completion of the Offer to ensure a continued trading market for the ADSs. Based upon published guidelines of NYSE and the conditions of the Offer, our purchase of ADSs under the Offer will not cause our remaining outstanding ADSs to be delisted from NYSE. The ADSs are registered under the Exchange Act, which requires, among other things, that we furnish certain information to our securityholders. Our purchase of ADSs under the Offer will not result in the securities becoming eligible for deregistration under the Exchange Act.
The accounting for the purchase of ADSs pursuant to the Offer will result in a reduction of our securityholders’ equity in an amount equal to the aggregate purchase price of the ADSs we purchase plus the fees related to the Offer and a corresponding reduction in total cash.
OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE OFFER. HOWEVER, NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE DEALER

MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR ADSS OR AS TO THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH YOU MAY CHOOSE TO TENDER ADSS. NEITHER WE NOR ANY MEMBER OF OUR BOARD OF DIRECTORS, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR ADSS OR AS TO THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH YOU MAY CHOOSE TO TENDER ADSS. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR ADSS AND, IF SO, HOW MANY ADSS TO TENDER AND THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH YOU WILL TENDER THEM. IN DOING SO, YOU SHOULD CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS, AND READ CAREFULLY AND EVALUATE THE INFORMATION IN THIS OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING OUR REASONS FOR AND EFFECTS OF MAKING THE OFFER.
The Class A Ordinary Shares underlying the ADSs we acquire pursuant to the Offer will be retained as treasury shares by us (unless and until our Board of Directors determines to cancel or reissue such shares). Such Class A Ordinary Shares will be held in treasury with the status of authorized shares and will be available for us to reissue without further securityholder action for all purposes except as prohibited or limited by applicable law or the rules of NYSE. Other than in connection with the vesting of equity incentive grants under the Company’s Share Incentive Plan, we have no current plans for the reissuance of Class A Ordinary Shares purchased pursuant to the Offer but reserve the right to do so without notice.
Plans and Proposals
Except as disclosed elsewhere in this Offer to Purchase, or incorporated by reference in this Offer to Purchase, we have no current definitive plans, proposals or negotiations that relate to or would result in:
•
any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

•
any purchase, sale or transfer of a material amount of our assets or our subsidiaries’ assets;

•
any material change in our present dividend rate or policy, our indebtedness or capitalization;

•
any change in our present Board of Directors or management or any plans or proposals to change the number or the terms of directors (although we may fill vacancies arising on our Board of Directors) or to change any material term of the employment contract of any executive officer;

•
any material change in our corporate structure or business;

•
any class of our equity securities becoming delisted from NYSE, or ceasing to be authorized to be quoted on NYSE;

•
any class of our equity securities becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act;

•
the suspension of our obligation to file reports under Section 15(d) of the Exchange Act;

•
the acquisition or disposition by any person of our securities, other than pursuant to the grant of stock options to directors or employees in the ordinary course of business; or

•
any changes in the Company’s memorandum of association or articles of association, in each case as currently in effect, or other governing instruments or other actions that could impede the acquisition of control of us.

While we have no definitive plans or proposals regarding any of the foregoing as of the date of this Offer to Purchase, our management considers from time to time, and may undertake or plan actions that relate to or could result in, one or more of the matters listed above. We reserve the right to change our plans and intentions at any time after the date of this Offer to Purchase, subject to our obligation to update this Offer to Purchase to reflect material changes in the information contained herein. Securityholders tendering ADSs in the Offer may run the risk of foregoing the benefit of any appreciation in the market price of the ADSs resulting from such potential future events.
In March 2024, our Board of Directors approved a share repurchase program (the “2024 Repurchase Program”) to repurchase up to US$300 million of outstanding (i) ADSs and/or (ii) Class A Ordinary Shares over a period of 36 months starting from June 13, 2024. Through the date of this Offer, we have repurchased 29,056,392 ADSs, or approximately US$80.3 million under the 2024 Repurchase Program. The repurchase of ADSs in the Offer is being made pursuant to the 2024 Repurchase Program. Assuming the maximum number of ADSs are tendered in the Offer at the maximum purchase price of US$3.20 per ADS, approximately US$94.9 million would remain available for future repurchases under the 2024 Repurchase Program. Assuming the maximum number of ADSs are tendered in the Offer at the minimum purchase price of US$2.80 per ADS, approximately US$110.5 million would remain available for future repurchases under the 2024 Repurchase Program.
3.
Procedures for Tendering ADSs.

Proper Tender of ADSs.
Except as set forth below, for ADSs to be properly tendered pursuant to the Offer, confirmation of receipt of such ADSs pursuant to the procedure for book-entry transfer set forth below, together with a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, or an “Agent’s Message” (as defined below) in lieu of the Letter of Transmittal, and any other documents required by the Letter of Transmittal, must be received before the Expiration Date by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase. In the alternative, the tendering securityholder must, before the Expiration Date, comply with the guaranteed delivery procedures described below.
Securityholders holding their ADSs through a broker, dealer, commercial bank, trust company or other nominee must contact the nominee in order to tender their ADSs. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Offer on their behalf. Accordingly, beneficial owners wishing to participate in the Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Offer. Securityholders who hold ADSs through nominees are also urged to consult their nominees to determine whether transaction costs may apply if securityholders tender ADSs through the nominees and not directly to the Depositary.
Securityholders may tender ADSs subject to the condition that all, or a specified minimum number of ADSs, be purchased. Any securityholder desiring to make such a conditional tender should so indicate in the box entitled “Conditional Tender” in the Letter of Transmittal. It is the tendering securityholder’s responsibility to determine the minimum number of ADSs to be purchased. Securityholders should consult their own financial and tax advisors with respect to the effect of proration of the Offer and the advisability of making a conditional tender. See Section 6 and Section 13.
Signature Guarantees and Method of Delivery.
No signature guarantee is required if:
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the Letter of Transmittal is signed by the registered holder of the ADSs (which term, for purposes of this Section 3, will include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the ADSs) tendered and such holder has not completed either the section entitled “Special Payment Instructions” or the section entitled “Special Delivery Instructions” in the Letter of Transmittal, or

•
ADSs are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or an “eligible guarantor institution,” as the term is defined in Exchange Act Rule 17Ad-15 (an “Eligible Institution”). See Instruction 1 of the Letter of Transmittal.

If payment is to be made to a person other than the registered holder, then the Letter of Transmittal must be endorsed or accompanied by an appropriate stock power, signed exactly as the name of the registered holder appears on the security position listing, with the signature guaranteed by an Eligible Institution. If the Letter of Transmittal or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.
Payment for ADSs tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of:
•
a timely confirmation of the book-entry transfer of the ADSs into the Depositary’s account at the Book-Entry Transfer Facility as described below;

•
one of (a) a properly completed and duly executed Letter of Transmittal, including any required signature guarantees or (b) an Agent’s Message; and

•
any other documents required by the Letter of Transmittal.

The method of delivery of all documents, including the Letter of Transmittal and any other required documents, is at the sole election and risk of the tendering securityholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. ADSs will be deemed delivered only when actually received by the Depositary (including, in the case of a book-entry transfer, by book-entry confirmation). In all cases, sufficient time should be allowed to ensure timely delivery.
ALL DELIVERIES IN CONNECTION WITH THE OFFER, INCLUDING A LETTER OF TRANSMITTAL, MUST BE MADE TO THE DEPOSITARY AND NOT TO US, THE DEALER MANAGER, THE INFORMATION AGENT OR THE BOOK-ENTRY TRANSFER FACILITY. ANY DOCUMENTS DELIVERED TO US, THE DEALER MANAGER, THE INFORMATION AGENT OR THE BOOK-ENTRY TRANSFER FACILITY WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT BE DEEMED TO BE PROPERLY TENDERED.
Book-Entry Delivery.
The Depositary will establish an account with respect to the ADSs for purposes of the Offer at the Book-Entry Transfer Facility within two business days after the date of this Offer to Purchase, and any financial institution that is a participant in the Book-Entry Transfer Facility’s system may make book-entry delivery of the ADSs by means of a book-entry transfer by causing the Book-Entry Transfer Facility to transfer ADSs into the Depositary’s account in accordance with the Book-Entry Transfer Facility’s procedures for transfer. Although delivery of ADSs may be effected through a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, or an Agent’s Message, and any other required documents must, in any case, be transmitted to and received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase before the Expiration Date, or the tendering securityholder must comply with the guaranteed delivery procedures described below. Delivery of the Letter of Transmittal and any other required documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.
The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the ADSs that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that we may enforce such agreement against the participant.
Guaranteed Delivery.
If you wish to tender ADSs in the Offer and the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date, your tender may be effected if all the following conditions are met:
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your tender is made by or through an Eligible Institution;

•
a properly completed and duly executed Notice of Guaranteed Delivery in the form we have provided is received by the Depositary, as provided below, prior to the Expiration Date; and

•
the Depositary receives at the address listed on the back cover of this Offer to Purchase, within the period of one NYSE trading day after the date of execution of that Notice of Guaranteed Delivery, confirmation of book-entry transfer of the ADSs into the Depositary’s account at the Book-Entry Transfer Facility, together with all other required documents and either a Letter of Transmittal, which has been properly completed and duly executed and includes all signature guarantees required, or an Agent’s Message.

A Notice of Guaranteed Delivery must be delivered to the Depositary by hand, overnight courier, facsimile transmission or mail before the Expiration Date and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.
Securityholders may contact the Information Agent or their broker for assistance. The Notice of Guaranteed Delivery form is filed as an exhibit to the Schedule TO. Copies of the form may also be obtained from the Information Agent, who may be contacted at any of its telephone numbers listed on the back cover of this Offer to Purchase.
If you hold ADSs through a broker, dealer, commercial bank, trust company or similar institution, that institution must tender your ADSs on your behalf. The Book-Entry Transfer Facility is expected to remain open until 5:00 p.m., New York City time, on the Expiration Date, and institutions may be able to process tenders for our ADSs through the Book-Entry Transfer Facility during that time (although there is no assurance that this will be the case). If the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date, participants in the Book-Entry Transfer Facility whose name appears on the Book-Entry Transfer Facility security position listing as the owner of the ADSs may still be able to tender their ADSs by delivering a Notice of Guaranteed Delivery to the Depositary by overnight courier or mail according to the procedures set forth herein.
If you hold ADSs through a broker, dealer, commercial bank, trust company or similar institution, that institution must submit any Notice of Guaranteed Delivery on your behalf. It will generally not be possible to direct such an institution to submit a Notice of Guaranteed Delivery once that institution has closed for the day. You should consult with such institution on the procedures that must be complied with and the time by which such procedures must be completed to ensure that the institution has ample time to submit a Notice of Guaranteed Delivery on your behalf prior to the Expiration Date. In addition, any such institution, if it is not an eligible institution, will need to obtain a Medallion guarantee from an eligible institution in the form set forth in the applicable Notice of Guaranteed Delivery in connection with the delivery of those ADSs.
As described above, once the Notice of Guaranteed Delivery is delivered, which must occur prior to the Expiration Date, you or your institution will have one NYSE trading day following such delivery to meet the conditions described above in order to effect the tender of your ADSs. Therefore, the earliest your tender could be effected is at 8:00 a.m., New York City time, on the next NYSE trading day when the Book-Entry Transfer Facility reopens, assuming all such conditions have been met.
Procedures for Class A Ordinary Shares, Class B Ordinary Shares, and vested Options
We are not offering, as part of the Offer, to purchase any outstanding Class A Ordinary Shares, Class B Ordinary Shares or options, and tenders of options will not be accepted. If you are a holder of Class A Ordinary Shares, you may tender your Class A Ordinary Shares only if and to the extent that you first deposit such Class A Ordinary Shares with Deutsche Bank Trust Company Americas, the ADS Depositary, in exchange for ADSs. If you are a holder of Class B Ordinary Shares, you may tender your Class B Ordinary Shares only if and to the extent that you first convert your Class B Ordinary Shares into Class A Ordinary Shares and then deposit such Class A Ordinary Shares with the ADS Depositary in exchange for ADSs.
If you are a holder of vested stock options, you may exercise your vested options and receive Class A Ordinary Shares, subject to the terms of our 2016 Equity Incentive Plan (“Share Incentive Plan”) and the award agreement pursuant to which such options were granted. You may deposit such Class A Ordinary

Shares with the ADS Depositary in exchange for ADSs, and tender any of the ADSs. You must exercise your options, and exchange your Class A Ordinary Shares, as applicable, sufficiently in advance of the Expiration Date to receive your ADSs in time to tender them. An exercise of an option cannot be revoked even if ADSs received upon the exercise thereof and tendered in the Offer are not purchased in the Offer for any reason. See Section 3.
If you are a holder of vested but unexercised options, you should evaluate this Offer to Purchase carefully to determine if participation would be advantageous to you, based on the exercise prices of your options, the dates of your option grants, the remaining term in which you may exercise your options and the provisions for prorated purchases described in Section 1.
Return of ADSs not Purchased.
If any tendered ADSs are not purchased in the Offer or are properly withdrawn before the Expiration Date, or if less than all ADSs evidenced by a securityholder’s ADRs are tendered, certificates for ADSs not purchased in the Offer will be returned promptly after the expiration or termination of the Offer or the proper withdrawal of the ADSs, or, in the case of ADSs tendered by book-entry transfer at DTC, the ADSs will be credited to the appropriate account maintained by the tendering securityholder at DTC, in each case without expense to the securityholder.
Determination of Validity; Rejection of ADSs; Waiver of Defects; No Obligation to Give Notice of Defects.
All questions as to the number of ADSs to be accepted, the Purchase Price to be paid for ADSs to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of ADSs will be determined by us, in our sole discretion, and our determination will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. We reserve the absolute right to reject any or all tenders of any ADSs that we determine are not in proper form or the acceptance for payment of or payment for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the Offer on or prior to the Expiration Date, or any defect or irregularity in any tender with respect to any particular ADSs or any particular securityholder (whether or not we waive similar defects or irregularities in the case of other securityholders), and our interpretation of the terms of the Offer will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. In the event a condition is waived with respect to any particular securityholder, the same condition will be waived with respect to all securityholders. No tender of ADSs will be deemed to have been properly made until all defects or irregularities have been cured by the tendering securityholder or waived by us. We will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of ADSs. None of the Company, the Dealer Manager, the Depositary, the Information Agent or any other person will be obligated to give notice of any defects or irregularities in tenders, nor will any of the foregoing incur any liability for failure to give any such notification.
Tendering Securityholder’s Representations and Warranties; Our Acceptance Constitutes an Agreement.
It is a violation of Exchange Act Rule 14e-4 for a person, directly or indirectly, to tender ADSs for that person’s own account unless, at the time of tender and at the end of the proration period or period during which ADSs are accepted by lot (including any extensions of such period), the person so tendering (1) has a “net long position” equal to or greater than the amount of ADSs tendered in (a) ADSs or (b) other securities convertible into or exchangeable or exercisable for ADSs and, upon acceptance of the tender, will acquire the ADSs by conversion, exchange or exercise and (2) will deliver or cause to be delivered the ADSs in accordance with the terms of the Offer. Rule 14e-4 also provides a similar restriction applicable to a tender on behalf of another person.
A tender of ADSs in accordance with any of the procedures described above will constitute the tendering securityholder’s acceptance of the terms and conditions of the Offer, as well as the tendering securityholder’s representation and warranty to us that (1) the securityholder has a “net long position,” within the meaning of Rule 14e-4 promulgated under the Exchange Act, in the ADSs or equivalent securities at least equal to the ADSs being tendered, and (2) the tender of ADSs complies with Rule 14e-4. Our acceptance for payment of ADSs tendered pursuant to the Offer will constitute a binding agreement between the tendering securityholder and us on the terms and subject to the conditions of the Offer, which agreement will be governed by, and construed in accordance with, the laws of the State of New York.
A tender of ADSs made pursuant to any method of delivery set forth herein will also constitute a representation and warranty to us that the tendering securityholder has full power and authority to tender, sell, assign and transfer the ADSs tendered, and that, when the same are accepted for purchase by us, we will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, claims, encumbrances and other obligations relating to the sale or transfer of the ADSs, and the same will not be subject to any adverse claim or right. Any such tendering securityholder will, on request by the Depositary or us, execute and deliver any additional documents deemed by the Depositary or us to be necessary or desirable to complete the sale, assignment and transfer of the ADSs tendered, all in accordance with the terms of the Offer.
All authority conferred or agreed to be conferred by delivery of the Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the tendering securityholder and shall not be affected by, and shall survive, the death or incapacity of such tendering securityholder.
Lost or Destroyed Certificates.
Securityholders whose certificates for part or all of their ADSs have been lost, destroyed or stolen may contact Equiniti Trust Company LLC, the Transfer Agent in the United States at 800-937-5449, or 718.921.8200 if the caller is outside the U.S. The holder may also send an email inquiry to ADR@equiniti.com for instructions to obtain a replacement certificate. That certificate will then be required to be submitted together with the Letter of Transmittal in order to receive payment for ADSs that are tendered and accepted for payment. A bond may be required to be posted by the securityholder to secure against the risk that the certificates may be subsequently recirculated. The Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed. Securityholders are requested to contact Deutsche Bank Trust Company Americas immediately in order to permit timely processing of this documentation. Certificates for ADSs, together with a properly completed Letter of Transmittal and any other documents required by the Letter of Transmittal, must be delivered to Deutsche Bank Trust Company Americas and not to us, the Dealer Manager or the Information Agent. Any certificates delivered to us, the Dealer Manager, or the Information Agent will not be forwarded to Deutsche Bank Trust Company Americas and will not be deemed to be properly tendered.
U.S. Federal Backup Withholding.
Under the U.S. federal income tax laws, payments to a tendering securityholder may be subject to “backup withholding” at the applicable statutory rate (currently 24%), unless a tendering securityholder
•
provides a correct taxpayer identification number and any other required information and otherwise complies with applicable requirements of the backup withholding rules; or

•
is an exempt recipient and, when required, demonstrates this fact.

A securityholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the U.S. Internal Revenue Service (the “IRS”). To prevent backup withholding on cash payable under the Offer, each securityholder that is a U.S. person (as defined in the instructions to the IRS Form W-9) should provide the Depositary (or other applicable withholding agent) with his or her correct taxpayer identification number and certify that he or she is not subject to backup withholding by completing an IRS Form W-9, a copy of which is included with the Letter of Transmittal. In order to eliminate backup withholding, a securityholder that is not a U.S. person should provide the Depositary or other applicable withholding agent with the appropriate IRS Form W-8, attesting to that securityholder’s non-U.S. status.
4.
Withdrawal Rights.

ADSs previously tendered pursuant to the Offer may be withdrawn at any time before the Expiration Date, pursuant to the procedures we describe below. If, following the Expiration Date, we have not accepted for payment the ADSs you have tendered to us by 11:59 P.M., New York City time, on July 22, 2026, the 40th business day from the commencement of the Offer, you may also withdraw your ADSs at any time thereafter.
If you are a registered holder of ADSs, for a withdrawal to be effective, a notice of withdrawal, in written form, must be received in a timely manner by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase. Any notice of withdrawal must specify the name of the tendering securityholder, the number of ADSs to be withdrawn and the name of the registered holder of the ADSs. If ADSs have been tendered pursuant to the procedures for book-entry transfer described in Section 3, the notice of withdrawal also must specify the name and the number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn ADSs and must otherwise comply with the Book-Entry Transfer Facility’s procedures. If a securityholder has used more than one Letter of Transmittal or has otherwise tendered ADSs in more than one group of ADSs, the securityholder may withdraw ADSs using either separate written notices of withdrawal or a combined written notice of withdrawal, so long as the information specified above is included.
If you hold ADSs through a broker, dealer, commercial bank, trust company or similar institution, you should consult that institution on the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal.
We will determine all questions as to the form and validity, including the time of receipt, of any notice of withdrawal, in our sole discretion, which determination will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. Neither we nor the Dealer Manager, the Depositary, the Information Agent or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any of the foregoing incur liability for failure to give any such notification. Withdrawals may not be rescinded, and any ADSs properly withdrawn will be deemed not properly tendered for purposes of the Offer. However, withdrawn ADSs may be re-tendered before the Expiration Date by again following one of the procedures described in Section 3. If we extend the Offer, are delayed in our purchase of ADSs or are unable to purchase ADSs pursuant to the Offer for any reason, then, without prejudice to our rights under the Offer, the Depositary may, subject to applicable law, retain tendered ADSs on our behalf, and the ADSs may not be withdrawn except to the extent tendering securityholders are entitled to withdrawal rights as described in this Section 4. Our reservation of the right to delay payment for ADSs that we have accepted for payment is limited by Exchange Act Rule 13e-4(f)(5), which requires that we must pay the consideration offered or return the ADSs tendered promptly after termination or withdrawal of the Offer.
If you hold ADSs through a broker, dealer, commercial bank, trust company or similar institution, any notice of withdrawal must be delivered by that institution on your behalf. The Book-Entry Transfer Facility is expected to remain open until 5:00 p.m., New York City time, on the Expiration Date and institutions may be able to process withdrawals of ADSs through the Book-Entry Transfer Facility during that time (although there can be no assurance that this will be the case). It will generally not be possible to direct such an institution to submit a written notice of withdrawal once that institution has closed for the day. You should consult with such institution on the procedures that must be complied with and the time by which such procedures must be completed to ensure that the institution has ample time to submit a written notice of withdrawal on your behalf prior to 5:00 p.m., New York City time, on the Expiration Date. Such notice of withdrawal must be in the form of the Book-Entry Transfer Facility’s notice of withdrawal, must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn ADSs and must otherwise comply with the Book-Entry Transfer Facility’s procedures. ADSs can be properly withdrawn only if the Depositary receives a written notice of withdrawal directly from the relevant institution that tendered the ADSs through the Book-Entry Transfer Facility.
5.
Purchase of ADSs and Payment of Purchase Price.

Upon the terms and subject to the conditions of the Offer, promptly following the Expiration Date, we will:
•
determine the Purchase Price we will pay for the ADSs validly tendered and not validly withdrawn prior to the Expiration Date, taking into account the number of ADSs so tendered and the purchase prices specified, or deemed specified, by tendering stockholders; and

•
accept for payment and pay for (and thereby purchase) ADSs properly tendered at prices at or below the Purchase Price and not properly withdrawn (in accordance with Section 4) on or before the

Expiration Date. We intend to purchase up to 39 million ADSs and may increase the number of ADSs accepted for payment in the Offer by no more than 2% of the outstanding ADSs without extending the Offer.
For purposes of the Offer, we will be deemed to have accepted for payment (and therefore be deemed to have purchased), subject to the “Odd Lot” priority, proration and conditional tender provisions of the Offer, ADSs that are properly tendered at or below the Purchase Price and not properly withdrawn only when, as and if we give oral or written notice to the Depositary of our acceptance of the ADSs for payment pursuant to the Offer.
Upon the terms and subject to the conditions of the Offer, promptly after the Expiration Date, we will accept for payment and pay a single per ADS purchase price for all of the ADSs accepted for payment in accordance with the Offer. In all cases, payment for ADSs properly tendered and accepted for payment in accordance with the Offer will be made promptly, subject to possible delay due to proration, but only after timely receipt by the Depositary of:
•
ADRs evidencing ADSs or a timely confirmation of a book-entry transfer of ADSs into the Depositary’s account at DTC;

•
a properly completed and duly executed Letter of Transmittal or an Agent’s Message in the case of book-entry transfer; and

•
any other documents required by the Letter of Transmittal.

We will pay for ADSs purchased pursuant to the Offer by depositing the aggregate purchase price for the ADSs with the Depositary, which will act as agent for tendering securityholders for the purpose of receiving payment from us and transmitting payment to the tendering securityholders.
In the event of proration, the Depositary will determine the preliminary proration for each securityholder tendering ADSs and pay for those tendered ADSs accepted for payment as promptly as practicable after the Expiration Date. However, we expect that we will not be able to announce the final results of any proration or commence payment for any ADSs purchased pursuant to the Offer until at least three business days after the Expiration Date. ADSs tendered and not purchased, including all ADSs tendered at prices in excess of the Purchase Price and ADSs not purchased due to proration or conditional tenders, in the case of ADSs tendered by book-entry transfer, will be credited to the account maintained with the Book-Entry Transfer Facility by the participant who delivered the ADSs, to the tendering securityholder promptly after the expiration or termination of the Offer at our expense.
Under no circumstances will interest be paid on the Purchase Price for the ADSs, regardless of any delay in making payment. In addition, if certain events occur, we may not be obligated to purchase ADSs pursuant to the Offer. See Section 7.
We will pay all stock transfer taxes, if any, payable on the transfer to us of ADSs purchased pursuant to the Offer; provided, however, that if payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased ADSs are to be registered in the name of, any person other than the registered holder, or if tendered ADSs are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer will be deducted from the Purchase Price unless evidence satisfactory to us of the payment of the stock transfer taxes, or exemption from payment of the stock transfer taxes, is submitted. See Instruction 6 of the Letter of Transmittal.
6.
Conditional Tender of ADSs.

In the event of an over-subscription of the Offer, ADSs properly tendered prior to the Expiration Date will be subject to proration (subject to the exception for Odd Lot Holders). See Section 1. As discussed in Section 13, the number of ADSs to be purchased from a particular securityholder may affect the tax treatment of the purchase to the securityholder and the securityholder’s decision whether to tender.
Accordingly, a securityholder may tender ADSs subject to the condition that a specified minimum number of the securityholder’s ADSs tendered pursuant to a Letter of Transmittal must be purchased if any

ADSs tendered are purchased. Any securityholder desiring to make a conditional tender must so indicate in the box entitled “Conditional Tender” in the Letter of Transmittal, and, if applicable, in the Notice of Guaranteed Delivery. It is the tendering securityholder’s responsibility to calculate the minimum number of ADSs that must be purchased from the securityholder in order for the securityholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any securityholder tendering ADSs. We urge each securityholder to consult with his or her own financial or tax advisor with respect to the advisability of making a conditional tender.
Any tendering securityholder wishing to make a conditional tender must calculate and appropriately indicate the minimum number of ADSs that must be purchased from that securityholder if any are to be purchased. After the Offer expires, if the number of ADSs properly tendered and not properly withdrawn pursuant to the Offer is greater than 39 million ADSs (or such greater number as we may elect to purchase, subject to applicable law) so that we must prorate our acceptance of and payment for tendered ADSs, we will calculate a preliminary proration percentage based upon all ADSs properly tendered, conditionally or unconditionally (including ADSs of Odd Lot Holders). If the effect of this preliminary proration would be to reduce the number of ADSs to be purchased from any securityholder below the minimum number specified, the conditional tender will automatically be regarded as withdrawn (except as provided in the next paragraph). All ADSs tendered by a securityholder subject to a conditional tender pursuant to the Letter of Transmittal and regarded as withdrawn as a result of proration will be returned as promptly as practicable after the Expiration Date.
After giving effect to these withdrawals, we will accept the remaining ADSs properly tendered, conditionally or unconditionally at or below the Purchase Price, and not properly withdrawn, on a pro rata basis, if necessary. If conditional tenders would otherwise be regarded as withdrawn and would cause the total number of ADSs to be purchased to fall below 39,000,000 (or such greater number as we may elect to purchase, subject to applicable law) then, to the extent feasible, we will select for purchase, by random lot selection, enough of the conditional tenders that would otherwise have been deemed withdrawn to permit us to purchase such number of ADSs. However, to be eligible for purchase by random lot, the tendering securityholder must have tendered all of its ADSs and checked the appropriate box in the Letter of Transmittal. If you hold ADSs through a broker, dealer, commercial bank, trust company or similar institution, you should consult that institution on the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide for purchase by random lot.
7.
Conditions of the Offer.

Notwithstanding any other provision of the Offer, we will not be required to accept for payment, purchase or pay for any ADSs tendered, and we may terminate or amend the Offer or may postpone the acceptance for payment of or the payment for ADSs tendered, subject to Exchange Act Rule 13e-4(f)(5), which requires that we must pay the consideration offered or return the ADSs tendered promptly after termination or withdrawal of the Offer, if, at any time on or after the commencement of the Offer and prior to the Expiration Date, any of the following events have occurred (or are determined by us to have occurred) that, in our reasonable judgment and regardless of the circumstances giving rise to the event or events, makes it inadvisable to proceed with the Offer or with acceptance for payment or payment for the ADSs in the Offer:
•
there has been any action threatened in writing, pending or taken, including any settlement, or any approval withheld, or any statute, rule, regulation, judgment, order or injunction invoked, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries, including any settlement, by any court, government or governmental, regulatory or administrative authority, agency or tribunal, domestic, foreign or supranational, that, in our reasonable judgment, seeks to or could directly or indirectly:

•
make illegal, or delay or otherwise directly or indirectly restrain, prohibit or otherwise affect the consummation of the Offer, the acquisition of some or all of the ADSs pursuant to the Offer or otherwise relates in any manner to the Offer;

•
make the acceptance for payment of, or payment for, some or all of the ADSs illegal or otherwise restrict or prohibit consummation of the Offer;

•
delay or restrict our ability, or render us unable, to accept for payment or pay for some or all of the ADSs to be purchased pursuant to the Offer; or

•
materially and adversely affect our or our subsidiaries’ or our affiliates’ business, condition (financial or otherwise), income, operations or prospects, taken as a whole, or otherwise materially impair our ability to purchase some or all of the ADSs pursuant to the Offer;

•
there has occurred any of the following:

•
any general suspension of trading in securities on any United States national securities exchange or in the over-the-counter market;

•
the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or PRC, whether or not mandatory;

•
a material change from May 25, 2026 in United States dollars, Hong Kong dollars, or Chinese Renminbi exchange rates or a suspension of or limitation on the markets therefor, which, in our reasonable judgment, has or could materially and adversely affect our or our subsidiaries’ or our affiliates’ business, condition (financial or otherwise), income, operations or prospects, taken as a whole, or otherwise materially impair our ability to purchase some or all of the ADSs pursuant to the Offer;

•
the commencement or escalation of war, armed hostilities or other similar national or international calamity, including, but not limited to, any outbreak of a pandemic or contagious disease, an act of terrorism, directly or indirectly involving the United States, on or after May 26, 2026, which, in our reasonable judgment, has a material adverse effect on us or makes it inadvisable for us to proceed with the Offer; or

•
a decrease of more than 10% in the closing market price of our ADSs measured from the close of trading on May 22, 2026, the last trading day before we commenced the Offer, to the close of trading on any other trading day during the Offer, up to and including the close of trading on the Expiration Date, or a decrease of more than 5% in the general level of market prices for equity securities in the United States or the New York Stock Exchange Index, the Dow Jones Industrial Average, the Nasdaq Global Market Composite Index or Standard & Poor’s Composite Index of 500 Industrial Companies, in each case, measured from the close of trading on May 22, 2026;

•
we learn that:

•
any entity, “group” (as that term is used in Section 13(d)(3) of the Exchange Act) or person has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs), whether through the acquisition of shares or ADSs, the formation of a group, the grant of any option or right, or otherwise (other than as and to the extent disclosed in a Schedule 13D or Schedule 13G filed with the SEC prior to May 26, 2026);

•
any entity, group or person who has filed a Schedule 13D or Schedule 13G with the SEC prior to May 26, 2026, has acquired or proposes to acquire, whether through the acquisition of shares or ADSs, the formation of a group, the grant of any option or right, or otherwise (other than by virtue of the Offer made hereby), beneficial ownership of an additional 2% or more of the outstanding Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs);

•
any person, entity or group has filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, reflecting an intent to acquire us or any of the ADSs, or has made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of our or their respective assets or securities;

•
any change or changes have occurred in our or our subsidiaries’ or affiliates’ business, condition (financial or otherwise), properties, assets, income, operations or prospects that, in our reasonable judgment, has or could have a material adverse effect on us or any of our subsidiaries or affiliates or the benefits of the Offer to us;

•
any approval, permit, authorization, favorable review or consent of any governmental entity or other authority or any third party consent or notice required to be obtained in connection with the Offer shall not have been obtained on terms satisfactory to us in our reasonable discretion; or

•
the consummation of the Offer and the purchase of the ADSs may cause the ADSs to be delisted from NYSE or to be eligible for deregistration under the Exchange Act.

The conditions referred to above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition, and may be waived by us, in whole or in part, at any time and from time to time in our reasonable discretion on or prior to the Expiration Date, subject to applicable laws. Notwithstanding the foregoing, in the event that one or more of the events described above occurs, we will as promptly as practical notify securityholders of our determination as to whether to: (i) waive or modify the applicable condition(s) and continue the Offer; or (ii) terminate the Offer. In certain circumstances, if we waive any of the conditions described above, we may be required to extend the Expiration Date. Any determination by us concerning the events described above will be final and binding on all persons participating in the Offer, subject to such Offer participants disputing such determination in a court of competent jurisdiction. See Section 14.
8.
Price Range of ADSs; Dividends.

The ADSs are listed and traded on the New York Stock Exchange under the trading symbol “HTT.” The following table presents the high and low sales prices of the ADSs for the periods indicated.
	High	Low
Year Ended December 31, 2024
First quarter	US$2.60	US$1.95
Second quarter	US$2.54	US$1.52
Third quarter	US$2.19	US$1.64
Fourth quarter	US$3.20	US$2.02
Year Ended December 31, 2025
First quarter	US$3.34	US$2.53
Second quarter	US$3.23	US$2.04
Third quarter	US$5.08	US$2.99
Fourth quarter	US$5.05	US$3.53
Year Ending December 31, 2026
First quarter	US$3.68	US$1.88
As of June 24, 2026, unless the Expiration Date is extended, you will no longer be a holder of record of ADSs that are purchased by us under the Offer. Therefore, you will not be eligible for any benefits with respect to such purchased ADSs that inure to holders of record on or after the Expiration Date.
Since inception, we have not declared or paid any dividends on our shares. We do not have any present plan to pay any dividends on our Class A Ordinary Shares or ADSs in the foreseeable future. We intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. Any other future determination to pay dividends will be made at the discretion of our Board of Directors and may be based on a number of factors, including our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant. If we pay any dividends, we will pay our ADS holders to the same extent as holders of our Class A Ordinary Shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our Class A Ordinary Shares, if any, will be paid in U.S. dollars.
On May 22, 2026, the last full trading day prior to the commencement of the Offer, the last reported sale price of the ADSs on NYSE was US$2.44 per ADS. Securityholders are urged to obtain current market quotations for the ADSs before deciding whether and at what purchase price or purchase prices to tender their ADSs.

9.
Source and Amount of Funds.

Assuming the maximum number of ADSs are tendered in the Offer and the Purchase Price is an amount between US$2.80 and US$3.20 per ADS, the aggregate purchase price for the ADSs will be between US$109,200,000 and US$124,800,000. We plan to fund any purchase of ADSs pursuant to the Offer, including the related fees and expenses, with available cash.
10.
Certain Information Concerning the Company.

General
The Company historically focused on providing credit solutions to consumers. The Company has been exploring new business opportunities to promote long-term value for its securityholders. In December 2022, the Company launched its last-mile delivery business under the name of “Fast Horse.” The business was initially launched on a trial basis and has gradually achieved meaningful scale in Australia during the second quarter of 2023. In 2025, the Company determined to discontinue this business and is currently in the process of winding down its operations. In addition, the Company launched its aircraft leasing business and started to lease its aircrafts to third parties in September 2023. As of March 31, 2026, the Company had two aircrafts. The aircraft leasing business is still at the initial stage and has not reached a meaningful scale. The Company plans to continue developing this business. The Company historically operated a loan book business in China, whereby the Company offered small credit products to consumers and undertook the related credit risk. The Company has ceased new credit offerings in China since September 6, 2022 and there was no outstanding loan balance from the Group’s historical loan book business since the end of 2022. In December 2025, the Company changed its name to “High Templar Tech Limited” and changed its stock ticker symbol to “HTT.” Our principal executive offices are located at No. 101, Meishe Road, Meilin Street, Tongan District, Xiamen, Fujian Province, the People’s Republic of China, and our telephone number is +(86) 592-317-2318. Our website address is https://ir.hightemplar.com/.
Available Information
We are subject to the informational filing requirements of the Exchange Act and, accordingly, are obligated to file reports, statements and other information with the SEC relating to our business, financial condition and other matters. Information, as of particular dates, concerning our directors and executive officers, their remuneration, stock options granted to them, the principal holders of our securities and any material interest of these persons in transactions with us is required to be disclosed in our Annual Report on Form 20-F, which is filed with the SEC. As required by Exchange Act Rule 13e-4(c)(2), we have also filed with the SEC the Schedule TO, which includes additional information relating to the Offer.
These reports, statements and other information, including the Schedule TO and documents incorporated by reference, are available to the public on the SEC’s site at www.sec.gov. You may also go to the Investor Relations section of Company’s website located at https://ir.hightemplar.com/ to access the Schedule TO and related documents. The website addresses referenced in this Offer to Purchase are not intended to function as hyperlinks, and the information contained on such websites is not incorporated by reference in this Offer to Purchase and it should not be considered to be a part of this Offer to Purchase.
Incorporation by Reference
The rules of the SEC allow us to “incorporate by reference” information that was filed prior to the date of this Offer to Purchase into this Offer to Purchase, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents that have been previously filed with the SEC contain important information about us, and we incorporate them by reference (other than any portions of the respective filings that were furnished to, rather than filed with, the SEC under applicable SEC rules):
•
Our Reports on Form 6-K filed with the SEC on March 11, 2026; and

•
Our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 10, 2026

Any statement contained in any document incorporated by reference into this Offer to Purchase shall be deemed to be modified or superseded to the extent that an inconsistent statement is made in this Offer to Purchase or any subsequently filed document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase. However, were any material changes to occur that would require amendment to the Offer to Purchase, we would amend the Offer to Purchase and any related document(s) to disclose such information.
You can obtain any of the documents incorporated by reference in this Offer to Purchase from the SEC’s website at the address or website set forth above. You may also request a copy of these filings, at no cost, by writing or telephoning the Information Agent at its address and telephone number set forth below:
The Information Agent for the Offer is:
D.F. King & Co., Inc.
11.
Interests of Directors and Executive Officers; Transactions and Arrangements Concerning the ADSs.

ADSs Outstanding.   As of March 31, 2026, there were 91,792,332 Class A Ordinary Shares represented by ADSs and 63,491,172 Class B Ordinary Shares issued and outstanding, excluding (i) ordinary shares represented by the ADSs repurchased by the Company which remain in is-sue and registered in the name of the ADS Depositary, (ii) ordinary shares issuable upon the exercise of outstanding share options and (iii) ordinary shares reserved for future issuance under our share incentive plan. If the Offer is fully subscribed, it would represent approximately 42.5% of our outstanding ADSs. No Class B Ordinary Shares will be tendered or purchased in the Offer and Qufenqi (as defined herein) is the only shareholder of record of such shares.
Beneficial Ownership.   The following table sets forth information with respect to the beneficial ownership of our ordinary shares (including Class A Ordinary Shares represented by our ADSs), as of March 31, 2026, by:
•
each of our directors and executive officers; and

•
each person known to us to own beneficially more than 5% of our ordinary shares.

The calculations in the table below are based on 155,283,504 ordinary shares outstanding as of March 31, 2026, including 91,792,332 Class A Ordinary Shares and 63,491,172 Class B Ordinary Shares, excluding (i) ordinary shares represented by the ADSs repurchased by the Company which remain in issue and registered in the name of the ADS Depositary, (ii) ordinary shares issuable upon the exercise of outstanding share options and (iii) ordinary shares reserved for future issuance under our share incentive plan. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our ordinary shares. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.
	Ordinary Shares Beneficially Owned as of March 31, 2026						American Depositary Shares Beneficially Owned as of March 31, 2026
	Class A ordinary share		Class B ordinary share		Percentage of total ordinary shares on an as converted basis	Percentage of aggregate voting power**
	Number	%	Number	%			Number	%
Directors and Executive Officers:
Min Luo(1)	2,836,200	3.1%	63,491,172	100.00%	42.7%	87.8%	2,836,200	3.1%
Long Xu(2)	1,790,000	1.9%	—	—	1.1%	0.2%	*	*
David Cui	—	—	—	—	—	—	—	—
Yifan Li	*	*	—	—	*	*	*	*

	Ordinary Shares Beneficially Owned as of March 31, 2026						American Depositary Shares Beneficially Owned as of March 31, 2026
	Class A ordinary share		Class B ordinary share		Percentage of total ordinary shares on an as converted basis	Percentage of aggregate voting power**
	Number	%	Number	%			Number	%
Yan Gao	*	*	—	—	*	*	*	*
Directors and Executive officers as a group	4,911,808	5.4%	63,491,172	100.00%	43.6%	87.9%	3,316,808	3.6%
Principal Shareholders:
Qufenqi Holding Limited	—	—	63,491,172	100.00%	40.9%	87.4%	—	—
Guosheng HK(3)	12,670,000	13.8%	—	—	8.2%	1.7%	12,670,000	13.8%

*
Less than 1% of our total issued and outstanding shares.

**
For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Class A and Class B Ordinary Shares as a single class. In respect of all matters subject to a shareholders’ vote, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to 10 votes, voting together as one class. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

(1)
Represents (i) 2,836,200 Class A Ordinary Shares held by the spouse of Mr. Min Luo and (ii) 63,491,172 Class B Ordinary Shares held by Qufenqi Holding Limited, a limited liability company established in the British Virgin Islands. Qufenqi Holding Limited, or Qufenqi, is indirectly wholly owned by a trust of which Mr. Min Luo and his wife are the beneficiaries. Mr. Min Luo is our founder, chairman of the board and chief executive officer. The registered address of Qufenqi Holding Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(2)
Represents 1,790,000 Class A Ordinary Shares that Mr. Long Xu has the right to acquire pursuant to the terms of the share options held by him.

(3)
Represents 12,670,000 Class A Ordinary Shares held by Guosheng (Hong Kong) Investment Limited, or Guosheng HK. According to the Schedule 13G/A filed by Guosheng HK and its affiliates on March 10, 2021, or the Guosheng 13G/A, Qufenqi granted voting power over 4,125,698 Class B Ordinary Shares held by Qufenqi to Guosheng HK, while retaining its economic rights over such 4,125,698 Class B Ordinary Shares pursuant to a proxy and power of attorney, or the Guosheng proxy, existing at the time. Pursuant to Article 81 of the articles of association of our company, the chairman of any general meeting of our company may refuse to recognize the appointment of proxy under the Guosheng proxy because the Guosheng proxy as an instrument of proxy has expired as being more than 12 months from the date of its execution. Qufenqi informed us that it did not take any action to renew the Guosheng proxy, did not execute any other proxy granting Guosheng HK the right to vote on any of our shares, and does not plan to take any action to revive the effectiveness of the Guosheng proxy. As such, we concluded that Guosheng HK no longer has any voting power over the 4,125,698 Class B Ordinary Shares held by Qufenqi and should not be viewed as a beneficial owner thereof. According to the Form 144 filed by Guosheng HK on December 5, 2025, Guosheng HK proposed to sell 1,650,000 ADSs, each representing one Class A ordinary share. Guosheng HK has not filed any subsequent amendment to its Schedule 13G/A following this filing. Guosheng HK is a limited liability company incorporated under the laws of Hong Kong and a subsidiary of Guosheng Financial Holding Inc., or Guosheng, a public company listed on the Shenzhen Stock Exchange. Based on Guosheng’s public filings, Jiangxi Provincial Department of Transportation has control over Guosheng as of the date of our Annual Report on Form 20-F for the fiscal year ended December 31, 2025. The registered address of Guosheng HK is 14th Floor, the Hong Kong club building NO.3A chater road.

Our ordinary shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A Ordinary Shares are entitled to one vote per share, while holders of Class B Ordinary Shares are entitled to ten votes per share. We issued Class A Ordinary Shares represented by our ADSs in our initial public offering in October 2017. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any transfer of Class B Ordinary Shares by a holder to any person or entity which is not an affiliate of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into the equivalent number of Class A Ordinary Shares. See “Item 10.B — Memorandum and Articles of Association” in our most recent Form 20-F, incorporated herein by reference, for a more detailed description of our Class A Ordinary Shares and Class B Ordinary Shares.

Our directors and executive officers are entitled to participate in the Offer on the same basis as other securityholders. However, our directors and executive officers have advised us that they do not intend to tender ADSs in the Offer. As a result, the Offer will increase the proportional holdings of our directors and executive officers.
In addition, after expiration or termination of the Offer, our directors and executive officers may also sell their ADSs, subject to applicable law and applicable policies and practices of the Company, from time to time in open market transactions at prices that may be more or less favorable than the final Purchase Price to be paid to our holders of ADSs pursuant to the Offer.
Recent Securities Transactions.   Based on our records and on information provided to us by our directors and executive officers, neither we nor any of our directors or executive officers has effected any transactions involving our ordinary shares or ADSs during the 60 days prior to May 26, 2026, other than as disclosed in this Offer to Purchase. We repurchased an aggregate of 640,978 Class A Ordinary Shares in the form of ADSs during the 60 days prior to May 26, 2026, in connection with our share repurchase program.
ADS and Share Repurchase Program.   We announced a share repurchase program in January 2020, under which we may repurchase up to US$500 million worth of our outstanding ADSs over a period of 30 months (the “2020 Share Repurchase Program”). The repurchases have been through various means, including open market transactions, privately negotiated transactions, tender offers or any combination thereof. The repurchases have been effected in compliance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and our insider trading policy. We further announced a share repurchase program in June 2022, under which we may repurchase up to US$200 million worth of our outstanding (i) ADSs and/or (ii) Class A Ordinary Shares over a period of 24 months starting from June 13, 2022 (the “2022 Share Repurchase Program”). Under the 2022 Share Repurchase Program, we may repurchase our ADSs from time to time through open market transactions at prevailing market prices, privately negotiated transactions, block trades or any combination thereof. In addition, we should effect repurchase transactions in compliance with Rule 10b5-1 and/or Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and our insider trading policy. Both 2020 Share Repurchase Program and 2022 Share Repurchase Program had expired as of the date of this Offer to Purchase. We further announced a share repurchase program in March 2024, under which we may repurchase up to US$300 million worth of our outstanding (i) ADSs and/or (ii) Class A Ordinary Shares over a period of 36 months starting from June 13, 2024 (the “2024 Share Repurchase Program”). Under the 2024 Share Repurchase Program, we may repurchase our ADSs from time to time through open market transactions at prevailing market prices, privately negotiated transactions, block trades or any combination thereof. In addition, we will also effect repurchase transactions in compliance with Rule 10b5-1 and/or Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and our insider trading policy. The number of ADSs repurchased and the timing of repurchases will depend on a number of factors, including, but not limited to, share price, trading volume and general market conditions, along with our working capital requirements and general business conditions. Through May 25, 2026, we have repurchased approximately 29.1 million ADSs in an aggregate amount of approximately US$80.3 million under the 2024 Share Repurchase Program. Any purchases of the ADSs in the Offer are within the repurchases that are permitted under the 2024 Share Repurchase Program.
Share Incentive Plan.   On December 9, 2016, we adopted the 2016 Equity Incentive Plan (the “Share Incentive Plan”), which allows us to grant share options, restricted shares, restricted share units and other share-based awards to our employees, directors and consultants. The maximum number of ordinary shares may be subject to equity awards pursuant to the Share Incentive Plan is 15,814,019 initially. On January 1, 2018, and on every January 1 thereafter for eight years, the aggregate number of ordinary shares reserved and available for issuance pursuant to awards granted under the Share Incentive Plan will be increased by 1.0% of the total number of ordinary shares outstanding on December 31 of preceding calendar year. Unless terminated earlier, the Share Incentive Plan will terminate automatically in 2026.See “Item 6.B — Compensation —  2016 Equity Incentive Plan” in our most recent Form 20-F, incorporated herein by reference, for a more detailed description of our equity incentive plan.
Equity Incentive Trust.   The Qudian Inc. Equity Incentive Trust, or the Equity Incentive Trust, is a trust established by a deed dated December 30, 2016 between us and Ark Trust (Hong Kong) Limited, or Ark Trust, as trustee of the Equity Incentive Trust, through which our ordinary shares, dividends and other rights and interests under awards granted pursuant to our equity incentive plans may be provided to certain of recipients of equity awards granted pursuant to our share incentive plan. Participants in the Equity Incentive Trust transfer their equity awards to Ark Trust to be held for their benefit. Upon satisfaction of vesting conditions and request by grant recipients, Ark Trust will exercise the equity awards and transfer the relevant ordinary shares, dividends and other rights and interest under the equity awards to the relevant grant recipients. As of March 31, 2026, the Equity Incentive Trust held 3,902,580 Class A Ordinary Shares. The trust deed provides that Ark Trust shall not exercise the voting rights attached to such ordinary shares unless otherwise directed by the plan administrator or its authorized representative.
See “Item 6.B — Compensation —  Equity Incentive Trust” in our most recent Form 20-F, incorporated herein by reference, for more details.
Compensatory Arrangements with Directors and Executive Officers.   See “Item 6.B — Compensation —  Employment Agreements and Indemnification Agreements” in our most recent Form 20-F, incorporated herein by reference, for a more detailed description of our compensatory arrangements with our directors and executive officers, including employment agreements and indemnification arrangements.
Other Agreement Involving the Company’s Securities.   In regard to our ADSs, we have entered into that certain Deposit Agreement, dated as of October 17, 2017 (the “Deposit Agreement”), by and among the Company, the ADS Depositary, and all Holders and Beneficial Owners (each as defined in the Deposit Agreement) of ADSs issued thereunder. See Exhibit 2.4 (Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934) to our most recent Form 20-F, incorporated herein by reference.
The foregoing description of agreements and arrangements involving ADSs are qualified in their entirety by reference to the text of the respective agreement or arrangement, copies of which have been filed with the SEC.
Except as otherwise described or incorporated by reference in this Offer to Purchase, none of High Templar Tech nor, to the best of our knowledge, any of its affiliates, directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer or with respect to any securities of High Templar Tech, including any contract, arrangement, understanding or relationship concerning the transfer or the voting of securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations.
12.
Certain Legal Matters; Regulatory Approvals.

We are not aware of the applicability of any antitrust laws or any license or regulatory permit that is reasonably likely to be material to our business that might be adversely affected by our acquisition of ADSs as contemplated in the Offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic, foreign or supranational, that would be required for our acquisition or ownership of ADSs as contemplated by the Offer. Should any approval or other action be required, we presently contemplate that we will seek that approval or other action, but we have no current intention to delay the purchase of ADSs tendered pursuant to the Offer pending the outcome of any such matter, subject to our right to decline to purchase ADSs if any of the conditions in Section 7 have occurred or are deemed by us to have occurred or have not been waived. We cannot predict whether we would be required to delay the acceptance for payment of or payment for ADSs tendered pursuant to the Offer pending the outcome of any such matter. We cannot assure you that any approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. If certain types of adverse actions are taken with respect to the matters discussed above, or certain approvals, consents, licenses or permits identified above are not obtained, we can decline to accept for payment or pay for any ADSs tendered. See Section 7.
13.
Certain Tax Consequences.

Certain U.S. Federal Income Tax Consequences
The following discussion describes certain U.S. federal income tax consequences of the Offer to U.S. Holders (as defined below) whose ADSs are properly tendered and accepted for payment pursuant to the

Offer. Those securityholders who do not participate in the Offer will not incur any U.S. federal income tax liability as a result of the Offer.
This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing, temporary and proposed regulations thereunder, administrative rulings and court decisions, all as of the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the IRS with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS will not take a contrary position or that a court would not sustain any challenge by the IRS in the event of litigation. This discussion addresses only ADSs held by a U.S. Holder as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to U.S. Holders in light of their particular circumstances, including alternative minimum tax consequences, the application of the “Medicare contribution tax” and differing tax consequences applicable to a U.S. Holder subject to special tax rules, such as:
•
a dealer or broker in securities or currencies;

•
a financial institution;

•
a regulated investment company;

•
a real estate investment trust;

•
an insurance company;

•
a tax-exempt entity;

•
a person holding ADSs as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

•
a trader in securities that has elected the mark-to-market method of accounting for its securities;

•
a person who owns or is deemed to own 10% or more of our stock (by vote or value);

•
a person required to accelerate the recognition of any item of gross income with respect to the ADSs as a result of such income being recognized on an applicable financial statement;

•
a person that acquired ADSs (or the underlying Class A Ordinary Shares) through the exercise of an employee stock option or otherwise as compensation;

•
a partnership or other pass-through entity (or an investor therein); or

•
a person whose “functional currency” is not the U.S. dollar.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of ADSs that is, for U.S. federal income tax purposes, any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a securityholder, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships or partners in a partnership holding ADSs should consult their own tax advisors regarding the tax consequences of participating in the Offer.
This discussion does not address tax consequences arising under any laws other than U.S. federal income tax laws, including under state, local or foreign laws, or under U.S. federal estate or gift tax laws. You should consult your tax advisor concerning the U.S. federal, state and local, and non-U.S. tax consequences of the sale of ADSs pursuant to the Offer in your particular circumstances.
Holders of the ADSs generally will be treated for U.S. federal income tax purposes as owners of the underlying Class A Ordinary Shares represented by such ADSs, and the following discussion assumes such treatment.
Characterization of the Sale of ADSs
The sale of ADSs by a U.S. Holder pursuant to the Offer generally will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder will, depending on the U.S. Holder’s particular circumstances, be treated either as having sold or exchanged its ADSs or as having received a distribution in respect of such ADSs. The sale of ADSs pursuant to the Offer will be treated as a “sale or exchange” for U.S. federal income tax purposes if a U.S. Holder meets at least one of the three tests discussed below (the “Section 302 tests”). Our purchase of ADSs pursuant to the Offer will be treated as a distribution if the U.S. Holder does not satisfy any of the Section 302 tests.
Section 302 Tests — Determination of Sale or Exchange or Distribution Treatment
The sale of ADSs by a U.S. Holder pursuant to the Offer will be treated as a sale or exchange of the ADSs if any of the following Section 302 tests is satisfied:
•
as a result of the sale, there is a “complete redemption” of the U.S. Holder’s equity interest in the Company;

•
as a result of the sale, there is a “substantially disproportionate” reduction in the U.S. Holder’s equity interest in the Company; or

•
the receipt of cash by the U.S. Holder in exchange for its ADSs is “not essentially equivalent to a dividend” with respect to the U.S. Holder.

As indicated above, if none of these tests is met with respect to a particular U.S. Holder, then our purchase of ADSs pursuant to the Offer will be treated as a distribution. In determining whether any of the Section 302 tests has been met, a U.S. Holder must take into account not only ordinary shares and ADSs it actually owns, but also ordinary shares and ADSs it constructively owns within the meaning of Section 318 of the Code (including ordinary shares and ADSs that may be acquired through options that it owns or ordinary shares or ADSs held by certain members of the U.S. Holder’s family).
One of the following Section 302 tests must be satisfied for the sale of ADSs pursuant to the Offer to be treated as a sale or exchange rather than as a distribution.
The sale of ADSs pursuant to the Offer will result in a “complete redemption” of a U.S. Holder’s equity interest in the Company if, immediately after such sale, such U.S. Holder owns, actually and constructively, no stock of the Company (including ADSs). In applying the “complete redemption” test, U.S. Holders may be able to waive the application of constructive ownership through the family attribution rules, provided that such U.S. Holders comply with the provisions of Section 302(c)(2) of the Code and applicable U.S. Treasury regulations. U.S. Holders wishing to satisfy the “complete redemption” test through satisfaction of the special conditions set forth in Section 302(c)(2) of the Code should consult their tax advisors concerning the mechanics and desirability of those conditions. A U.S. Holder who holds options to acquire ordinary shares or ADSs of the Company will be treated as the constructive owner of such equity interests and therefore will not be eligible for “complete redemption” treatment, even if all of such U.S. Holder’s actual ADSs are sold in the transaction.
In general, the sale of ADSs pursuant to the Offer will result in a “substantially disproportionate” reduction in a U.S. Holder’s equity interest in the Company if, immediately after the sale, (i) the percentage of the outstanding voting stock of the Company (including ADSs) that the U.S. Holder actually and constructively owns is less than 80% of the percentage of the outstanding voting stock of the Company actually and constructively owned by the U.S. Holder immediately before the sale and (ii) the U.S. Holder actually and constructively owns less than 50% of the total combined voting power of the Company.

The receipt of cash by a U.S. Holder in exchange for its ADSs will be treated as “not essentially equivalent to a dividend” with respect to the U.S. Holder if the U.S. Holder’s sale of its ADSs results in a “meaningful reduction” in the U.S. Holder’s proportionate interest in the Company, given the U.S. Holder’s particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the percentage interest of a securityholder whose relative stock interest in a publicly held corporation is minimal and who exercises no control over corporate affairs should constitute a “meaningful reduction.” U.S. Holders who intend to qualify for sale or exchange treatment by demonstrating that the proceeds received from us are “not essentially equivalent to a dividend” should consult their tax advisors to determine the possibility of satisfying this test.
We cannot predict whether any particular U.S. Holder will be subject to sale or exchange or distribution treatment. Each U.S. Holder should be aware that, because proration may occur in the Offer, even if all of the ADSs actually and constructively owned by a U.S. Holder are tendered pursuant to the Offer and the U.S. Holder does not actually or constructively own any other stock of the Company, fewer than all of such ADSs may be purchased by us. Consequently, we cannot assure you that a sufficient number of any particular U.S. Holder’s ADSs will be purchased to ensure that this purchase will be treated as a sale or exchange, rather than as a distribution, for U.S. federal income tax purposes. Accordingly, a tendering U.S. Holder may choose to submit a “conditional tender” under the procedures described in Section 6, which allows the U.S. Holder to tender ADSs subject to the condition that a specified minimum number of the U.S. Holder’s ADSs must be purchased by us if any such ADSs so tendered are purchased.
Treatment as a Sale or Exchange.
A U.S. Holder that satisfies any of the Section 302 tests described above will be treated as having sold the ADSs purchased by us pursuant to the Offer and generally will recognize gain or loss in an amount equal to the difference between the amount of cash received pursuant to the Offer and the U.S. Holder’s tax basis in such ADSs. Subject to the discussion under “— Passive Foreign Investment Company Rules” below, the gain or loss recognized generally will be capital gain or loss and generally will be treated as (i) long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year as of the date of sale and (ii) U.S. source income or loss, as applicable, for foreign tax credit purposes.
Certain U.S. Holders, including individuals, may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations (including the “wash sale” rules under the Code). A U.S. Holder must calculate gain or loss separately for each block of ADSs (generally, ADSs acquired at the same cost in a single transaction). A U.S. Holder may be able to designate which blocks of ADSs it wishes to tender and the order in which different blocks will be purchased in the event that less than all of its ADSs are tendered. U.S. Holders should consult their tax advisors concerning the mechanics and desirability of that designation.
Our treatment as a PFIC could materially alter the tax treatment of a sale or exchange of the ADSs by a U.S. Holder. See the discussion under “— Passive Foreign Investment Company Rules” below.
Treatment as a Distribution.
If a U.S. Holder does not satisfy any of the Section 302 tests described above, the full amount received by the U.S. Holder pursuant to the Offer will be treated as a distribution to the U.S. Holder with respect to the U.S. Holder’s ADSs, and the U.S. Holder’s tax basis in the purchased ADSs generally will be added to any ADSs retained by such U.S. Holder. Such distribution will generally be treated as a dividend to the extent of our current or accumulated earnings and profits allocated to the U.S. Holder’s ADSs, as determined under U.S. federal income tax principles. We do not, however, determine earnings and profits in accordance with U.S. federal income tax principles. Therefore, you should expect that all distributions will generally be reported as dividends.
Subject to the discussion under “— Passive Foreign Investment Company Rules” below, any dividend will generally be taxed as foreign-source ordinary income. Such dividend will not be eligible for the dividends received deduction generally allowed to corporations under the Code with respect to dividends received from other U.S. corporations. In addition, due to the significant risk of our PFIC status (as discussed under

“— Passive Foreign Investment Company Rules” below), we do not expect that any dividend received by a non-corporate U.S. Holder would be eligible for the reduced rates of tax that apply to “qualified dividend income.”
Our treatment as a PFIC could materially alter the tax treatment of a dividend received by a U.S. Holder. See the discussion under “— Passive Foreign Investment Company Rules” below.
Passive Foreign Investment Company Rules
Generally, a non-U.S. corporation is a PFIC for any taxable year in which (i) at least 75% of its gross income is passive income or (ii) at least 50% of the value (generally determined based on a quarterly average) of its assets is attributable to assets that produce, or are held for the production of, passive income. We believe there is a significant risk that we were classified as a PFIC for U.S. federal income tax purposes for 2025 and other prior years, and that we may be classified as a PFIC for the current taxable year. Our PFIC status for the current taxable year will not, however, be determinable until after the close of the current taxable year.
Our classification as a PFIC could result in adverse tax consequences for U.S. Holders who dispose of their ADSs pursuant to the Offer. Generally, if a U.S. Holder disposes of ADSs pursuant to the Offer and we were a PFIC for any taxable year during which the U.S. Holder held the ADSs, the U.S. Holder will be subject to special tax rules with respect to any gain recognized on the sale of the ADSs or any “excess distribution” paid on the ADSs (generally, a distribution in excess of 125% of the average annual distributions paid by us in the three preceding taxable years or the U.S. Holder’s holding period, whichever is shorter). Specifically, (i) the gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ADSs, (ii) the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income and (iii) the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year for individuals or corporations, as applicable, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year. However, certain elections (including a “mark to market” election) may have been made by U.S. Holders that may mitigate the adverse consequences resulting from PFIC status. U.S. Holders that have made any such election should consult their tax advisors regarding the tax consequences of the dispositions of ADSs. Certain tax filing requirements apply to U.S. Holders who hold and/or dispose of shares of a PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax consequences of disposing of our ADSs pursuant to the Offer, in light of our PFIC status, as well as any resulting filing requirements that may apply.
Information Reporting
Payments made to a U.S. Holder in connection with the Offer may be subject to information reporting unless the U.S. Holder is an exempt recipient and, when required, demonstrates this fact.
Backup Withholding
See Section 3 with respect to the application of U.S. federal backup withholding.
Cayman Islands Taxation Considerations
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to investors levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise is not party to any double tax treaties which are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.
Payments of dividends and capital in respect of our ADSs or Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required under Cayman Islands laws on the payment of a dividend or capital to any holder of our ADSs or Class A Ordinary Shares, nor will gains derived from the disposal of our ADSs or Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands on an instrument of transfer of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands.
The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, being November 29, 2016, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding, in whole or in part of, any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.
14.
Extension of the Offer; Termination; Amendment.

We expressly reserve the right to change the Purchase Price and to extend the period of time the Offer is open and delay acceptance for payment of, and payment for, any ADSs by giving oral or written notice of such extension to the Depositary and making a public announcement of such extension. During any such extension, all ADSs previously tendered and not properly withdrawn will remain subject to the Offer and to the rights of a tendering securityholder to withdraw such securityholder’s ADSs.
We also expressly reserve the right, in our sole discretion, not to accept for payment and not to pay for any ADSs not previously accepted for payment or paid for, subject to applicable law, to postpone payment for ADSs or terminate the Offer upon the occurrence of any of the conditions specified in Section 7 by giving oral or written notice of the termination or postponement to the Depositary and making a public announcement of the termination or postponement. Our reservation of the right to delay payment for ADSs that we have accepted for payment is limited by Exchange Act Rule 13e-4(f)(5), which requires that we must pay the consideration offered or return the ADSs tendered promptly after termination or withdrawal of the Offer.
Subject to compliance with applicable law, we further reserve the right, in our reasonable discretion, and regardless of whether any of the events set forth in Section 7 have occurred or are deemed by us to have occurred, to amend the Offer in any respect, including, without limitation, by changing the Purchase Price or by increasing or decreasing the number of ADSs sought in the Offer. Amendments to the Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment shall be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made pursuant to the Offer will be disseminated as promptly as practicable to securityholders in a manner reasonably designed to inform securityholders of the change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a press release to the PR Newswire or comparable service.
If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Exchange Act Rules 13e-4(e)(3) and 13e-4(f)(1). This rule and related releases and interpretations of the SEC provide that the minimum period during which an Offer must remain open following material changes in the terms of the Offer or information concerning the Offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of the terms or information. If:
•
we increase or decrease the Purchase Price or the number of ADSs sought in the Offer (but, in the event of an increase, only if we increase the number of ADSs sought by more than 2% of the outstanding ADSs); and

•
the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such an increase or decrease is first published, sent or given to security holders in the manner specified in this Section 14, then, in each case, the Offer will be extended until the expiration of the period of at least ten business days from, and including, the date of such notice.

For purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or Federal holiday and consists of the time period from 12:01 A.M. through one minute after 11:59 P.M., New York City time.
In accordance with the rules of the SEC, if more than 39 million ADSs are properly tendered in the Offer, we may increase the number of ADSs accepted for payment in the Offer by no more than 2% of the outstanding ADSs without extending the Offer. See Section 1.
15.
Fees and Expenses.

We have retained Deutsche Bank Securities Inc. to act as the Dealer Manager in connection with the Offer. The Dealer Manager may communicate with brokers, dealers, commercial banks and trust companies with respect to the Offer. For its services, the Dealer Manager will receive a reasonable and customary fee. We also have agreed to reimburse the Dealer Manager for reasonable out-of-pocket expenses incurred in connection with the Offer, including fees and expenses of counsel, and to indemnify the Dealer Manager against liabilities in connection with the Offer, including liabilities under the U.S. federal securities law.
The Dealer Manager and its affiliates have rendered, and may in the future render, various investment banking, lending and commercial banking services and other advisory services to us or our subsidiaries. The Dealer Manager has received, and may in the future receive, customary compensation from us or our subsidiaries for such services. In the ordinary course of business, including in its trading and brokerage operations and in a fiduciary capacity, the Dealer Manager and its respective affiliates may hold positions in our securities (including the ADSs), both long and short, for its own account and for those of its customers. The Dealer Manager may from time to time hold ADSs in its proprietary accounts, and, to the extent it owns ADSs in these accounts at the time of the Offer, the Dealer Manager may tender the ADSs pursuant to the Offer.
We have retained D.F. King & Co., Inc. to act as Information Agent and Equiniti Trust Company, LLC to act as Depositary in connection with the Offer. The Information Agent may contact registered holders of ADSs by USPS First Class Mail. If your ADSs are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, the Information Agent may contact beneficial holders of ADSs through methods directed by their broker, dealer, commercial bank, trust company, or other nominee, which will be either USPS First Class Mail or email. The Information Agent and the Depositary will each receive reasonable and customary compensation for their respective services, will be reimbursed by us for reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection with the Offer.
We will not pay any fees or commissions to brokers, dealers, commercial banks, trust companies or other nominees (other than fees to the Dealer Manager and the Information Agent as described above) for soliciting tenders of ADSs pursuant to the Offer. Securityholders holding ADSs through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult the brokers, dealers, commercial banks, trust companies or other nominees to determine whether transaction costs may apply if securityholders tender ADSs through the brokers, dealers, commercial banks, trust companies or other nominees and not directly to the Depositary. We will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies or other nominees for customary mailing and handling expenses incurred by them in forwarding this Offer to Purchase, the Letter of Transmittal and related materials to the beneficial owners of ADSs held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank, trust company or other nominee has been authorized to act as our agent or the agent of the Dealer Manager, the Information Agent or the Depositary for purposes of the Offer.
We will pay or cause to be paid all stock transfer taxes, if any, on our purchase of ADSs except as otherwise provided in Section 5 hereof and Instruction 6 in the Letter of Transmittal.
None of the Dealer Manager, the Information Agent or the Depositary assumes any responsibility for the accuracy or completeness of the information concerning the Company, its affiliates or the Offer contained or referred to in this Offer to Purchase or for any failure by the Company or its affiliates to disclose events that may have occurred and may affect the significance or accuracy of such information.
None of the Dealer Manager, the Information Agent or the Depositary makes any recommendation to you as to whether you should tender or refrain from tendering ADSs or as to any price at which you may tender ADSs.

16.
Miscellaneous.

We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer or the acceptance of ADSs pursuant to the Offer is not in compliance with any applicable law, we will make a good faith effort to comply with the applicable law. If, after a good faith effort, we cannot comply with the applicable law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of ADSs residing in that jurisdiction. In any jurisdiction where the securities, “blue sky” or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on our behalf by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of the jurisdiction.
After completing the Offer, we may consider various forms of share repurchases, including open market purchases, tender offers, privately negotiated transactions and/or accelerated share repurchases after taking into account our results of operations, financial position and capital requirements, general business conditions, legal, tax and regulatory constraints or restrictions and other factors we deem relevant. Rule 13e-4(f) under the Exchange Act prohibits us from purchasing any ADSs other than in the Offer until at least ten business days after the Expiration Date. Accordingly, any additional purchases outside of the Offer may not be consummated until at least ten business days after the Expiration Date.
Pursuant to Exchange Act Rule 13e-4, we have filed with the SEC the Schedule TO, which contains additional information relating to the Offer. The Schedule TO, including the exhibits and any amendments thereto, may be examined, and copies may be obtained, at the same places and in the same manner set forth in Section 10 with respect to information concerning our company.
You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information or to make any representation on our behalf in connection with the Offer other than those contained in this Offer to Purchase and the related Letter of Transmittal. If given or made, you should not rely on that information or representation as having been authorized by us, any member of our Board of Directors, the Dealer Manager, the Depositary or the Information Agent.
OUR BOARD OF DIRECTORS HAS AUTHORIZED US TO MAKE THE OFFER. HOWEVER, NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY HAS MADE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR ADSS OR AS TO THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH YOU MAY CHOOSE TO TENDER ADSS. NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR ADSS OR AS TO THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH YOU MAY CHOOSE TO TENDER ADSS. NONE OF THE COMPANY, THE MEMBERS OF OUR BOARD OF DIRECTORS, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS OFFER TO PURCHASE OR IN THE LETTER OF TRANSMITTAL. YOU SHOULD NOT RELY ON ANY RECOMMENDATION, OR ANY SUCH REPRESENTATION OR INFORMATION, AS HAVING BEEN AUTHORIZED BY US, ANY MEMBER OF OUR BOARD OF DIRECTORS, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY.
High Templar Tech Limited
May 26, 2026

The Letter of Transmittal and any other required documents should be sent or delivered by each securityholder or the securityholder’s broker, dealer, commercial bank, trust company or nominee to the Depositary at one of its addresses set forth below. To confirm delivery of ADSs, securityholders are directed to contact the Depositary.
The Depositary for the Offer is:
EQUINITI TRUST COMPANY, LLC
If delivering by hand, express mail, courier, or other expedited service:	By mail:
EQUINITI TRUST COMPANY, LLC 1110 Centre Pointe Curve Suite # 101 Mendota Heights, MN 55120 Attn: Onbase — Reorganization Department	EQUINITI TRUST COMPANY, LLC Operations Center Attn: Onbase — Reorganization Department 1110 Centre Pointe Curve Suite # 101 Mendota Heights, MN 55120
Any questions or requests for assistance may be directed to the Information Agent or the Dealer Manager at the telephone number and address set forth below. Requests for additional copies of this Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery or related documents may be directed to the Information Agent at its telephone number or address set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.
The Information Agent for the Offer is:
D.F. King & Co., Inc.
28 Liberty Street, 53rd Floor
New York, NY 10005
Call toll free: (888) 644-5854
Toll: (646) 989-1649
Email: htt@dfking.com
The Dealer Manager for the Offer is:
Deutsche Bank Securities Inc.
1 Columbus Circle
New York, New York 10019
Attention: Equity Capital Markets Syndicate Desk
(212) 250-5600